Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of April 27, 2017, is entered into among ARCH RECEIVABLE COMPANY, LLC (the “Seller”), ARCH COAL SALES COMPANY, INC. (the “Servicer”), the various financial institutions party to the Agreement (as defined below) as Conduit Purchasers (the “Conduit Purchasers”), as Related Committed Purchasers (the “Related Committed Purchasers”), as LC Participants (the “LC Participants”), and as Purchaser Agents (the “Purchaser Agents”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrator (the “Administrator”) and as LC Bank (the “LC Bank”; together with the Conduit Purchasers, the Related Committed Purchasers and the LC Participants, the “Purchasers”).

RECITALS

1.                                      The parties hereto are parties to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.                                      Concurrently herewith, ACI and the Originators are entering into that certain Second Amendment to the Second Amended and Restated Purchase and Sale Agreement (the “PSA Amendment”), dated as of the date hereof.

3.                                      Concurrently herewith, the Seller, the Servicer, ACI, the Administrator, PNC Capital Markets LLC and PNC are entering into that certain Tenth Amended and Restated Purchaser Group Fee Letter (the “PNC Fee Letter”), dated as of the date hereof.

4.                                      Concurrently herewith, the Seller, the Servicer, ACI and Regions are entering into that certain Third Amended and Restated Purchaser Group Fee Letter (the “Regions Fee Letter”; together with the PNC Fee Letter, collectively, the “Fee Letters”), dated as of the date hereof.

5.                                      The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.                            Certain Defined Terms.  Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.

SECTION 2.                            Amendments to the Agreement.

(a)                                 The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

(b)                                 The Agreement is hereby amended by adding the following term in the appropriate alphabetical order in Exhibit I thereof:

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States or of any political subdivision of the United States.

SECTION 3.                            Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Administrator, the Purchaser Agents and the Purchasers as follows:

(a)                                 Representations and Warranties.  The representations and warranties made by such Person in the Agreement and each of the other Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)                                 Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on its part.  This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their respective terms.

(c)                                  No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 4.                            Effect of Amendment; Ratification.  All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect, in each case referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as specifically set forth herein.  The Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 5.                            Effectiveness.  This Amendment shall become effective as of the date hereof, upon (I) receipt by the Administrator of duly executed counterparts of each of (a) this Amendment, (b) the PNC Fee Letter, (c) the Regions Fee Letter and (d) the PSA Amendment and (II) payment by Seller of all fees payable on the date hereof under (and in accordance with) the Fee Letters.

SECTION 6.                            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof..

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SECTION 7.                            Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

SECTION 8.                            Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

SECTION 9.                            Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.                     Ratification.  After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

SECTION 11.                     Transaction Document.  For the avoidance of doubt, each party hereto agrees that this Amendment constitutes a Transaction Document.

SECTION 12.                     Severability.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ARCH RECEIVABLE COMPANY, LLC,
as Seller

By:	/s/ Robert G. Jones
Name:	Robert G. Jones
Title:	Secretary

ARCH COAL SALES COMPANY, INC.,
as Servicer

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Vice President & Treasurer

ARCH COAL INC.,
as Performance Guarantor

By:	/s/ John T. Drexler
Name:	John T. Drexler
Title:	Senior Vice President & Chief Financial Officer

First Amendment to Third A&R RPA (Arch Coal)

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PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank and as an LC Participant

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

First Amendment to Third A&R RPA (Arch Coal)

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REGIONS BANK,
as a Purchaser Agent

By:	/s/ Linda M. Harris
Name:	Linda M. Harris
Title:	Sr. Vice President

REGIONS BANK,
as a Related Committed Purchaser

By:	/s/ Linda M. Harris
Name:	Linda M. Harris
Title:	Sr. Vice President

REGIONS BANK,
as an LC Participant

By:	/s/ Linda M. Harris
Name:	Linda M. Harris
Title:	Sr. Vice President

First Amendment to Third A&R RPA (Arch Coal)

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EXHIBIT A

(attached)

EXHIBIT A to First Amendment, dated as of April 27, 2017

EXECUTION COPY

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF OCTOBER 5, 2016

BY AND AMONG

ARCH RECEIVABLE COMPANY, LLC,
as Seller,

ARCH COAL SALES COMPANY, INC.,
as initial Servicer,

THE VARIOUS CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC PARTICIPANTS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

AND

PNC BANK, NATIONAL ASSOCIATION,
as Administrator and as LC Bank

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(continued)

ii

(continued)

		Page

Section 5.14	Purchaser Groups’ Liabilities	46

Section 5.15	Sharing of Recoveries	46

Section 5.16	USA Patriot Act	46

Section 5.17	Tax Matters	47

Section 5.18	Severability	47

Section 5.19	Mutual Negotiations	47

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Page
EXHIBIT I	DEFINITIONS
EXHIBIT II	CONDITIONS PRECEDENT
EXHIBIT III	REPRESENTATIONS AND WARRANTIES
EXHIBIT IV	COVENANTS
EXHIBIT V	TERMINATION EVENTS

SCHEDULE I	CREDIT AND COLLECTION POLICY
SCHEDULE II	LOCK-BOX BANK, BLOCKED ACCOUNT AND LOCK-BOX ACCOUNT
SCHEDULE III	ACTIONS AND PROCEEDINGS
SCHEDULE IV	GROUP COMMITMENTS

ANNEX A	FORM OF INFORMATION PACKAGE
ANNEX B-1	FORM OF PURCHASE NOTICE
ANNEX B-2	FORM OF ISSUANCE NOTICE
ANNEX C	FORM OF PAYDOWN NOTICE
ANNEX D	FORM OF COMPLIANCE CERTIFICATE
ANNEX E	FORM OF LETTER OF CREDIT APPLICATION
ANNEX F	FORM OF ASSUMPTION AGREEMENT
ANNEX G	FORM OF TRANSFER SUPPLEMENT
ANNEX H-1	FORM OF WEEKLY REPORT
ANNEX H-2	FORM OF DAILY REPORT
ANNEX I	[RESERVED]
ANNEX J	FORM OF CASH FLOW FORECAST

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This THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 5, 2016, by and among ARCH RECEIVABLE COMPANY, LLC, a Delaware limited liability company, as seller (the “Seller”), ARCH COAL SALES COMPANY, INC., a Delaware corporation (“Arch Sales”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the various CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC PARTICIPANTS and PURCHASER AGENTS  from time to time party hereto and  PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

PRELIMINARY STATEMENTS.  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I.  References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

This Agreement amends and restates in its entirety, as of the Closing Date, the Second Amended and Restated Receivables Purchase Agreement, dated as of January 13, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement”), among each of the parties hereto.  Upon the effectiveness of this Agreement, the terms and provisions of the Prior Agreement shall, subject to this paragraph, be superseded hereby in their entirety.  Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to PNC, Regions and any other Indemnified Party or Affected Person (as such terms are defined in the Prior Agreement) for fees and expenses which are accrued and unpaid under the Prior Agreement on the date hereof (collectively, the “Prior Agreement Outstanding Amounts”) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created under the Prior Agreement shall remain in full force and effect as security for such Prior Agreement Outstanding Amounts until such Prior Agreement Outstanding Amounts shall have been paid in full.  Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement.  Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Agreement.

The Seller (i) desires to sell, transfer and assign an undivided percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that the LC Bank issue or cause the issuance of one or more Letters of Credit.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1                                    Purchase Facility.

(a)                                 On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, (i) ratably (based on the aggregate Commitments of the Related Committed Purchasers in their respective Purchaser Groups) request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund, ratably request that the Related Committed Purchasers, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller pursuant to Section 1.1(b) and (ii) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, reinvestment or issuance is referred to herein as a “Purchase”).  Subject to Section 1.4(b) concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a Purchase.  Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, based on the applicable Purchaser Group’s Ratable Share of each Purchase (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Ratable Share of such Purchase) and, on the terms of and subject to the conditions of this Agreement, the LC Bank hereby agrees to issue Letters of Credit in return for  (and each LC Participant hereby severally agrees to make participation advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Pro Rata Share of such draws), undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date.  Notwithstanding anything set forth in this paragraph (a) or otherwise herein to the contrary, under no circumstances shall any Purchaser make any purchase or reinvestment (including, without limitation, any mandatory deemed Purchases pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase, the (i) aggregate outstanding amount of the Capital funded by such Purchaser, when added to all other Capital funded by all other Purchasers in such Purchaser’s Purchaser Group would exceed (A) its Purchaser Group’s Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)) minus (B) the related LC Participant’s Pro Rata Share of the LC Participation Amount, (ii) the Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit or (iii) the LC Participation Amount would exceed the aggregate of the Commitments of the LC Participants.

The Seller may, subject to this paragraph (a) and the other requirements and conditions herein, use the proceeds of any purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by  the LC Bank and each such LC Participant) pursuant to Section 1.14 below.

Each of the parties hereto hereby acknowledges and agrees that from and after the Closing Date, the Purchaser Groups that includes PNC and Regions, as a Purchaser Agent and as

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a Purchaser, shall not include a Conduit Purchaser, and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(i) shall be deemed to be a request that the Related Committed Purchasers in PNC’s and Regions’ Purchaser Group make their ratable share of such Purchases.

(b)                                 In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor) pursuant to Section 1.14, then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new purchase from the Conduit Purchasers or Related Committed Purchasers, as applicable, on such date, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein), the Conduit Purchasers or Related Committed Purchasers, as applicable, shall fund such deemed purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of the Seller’s Reimbursement Obligation pursuant to Section 1.14, below, to the extent of the amounts permitted to be funded by the Conduit Purchasers or Related Committed Purchasers, as applicable, at such time, hereunder.

(c)                                  The Seller may, upon at least 15 days’ written notice to the Administrator, terminate the Purchase Facility in whole or, upon at least 15 days’ written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Commitment, in each case after giving effect to such reduction); provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000  in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000.  Each reduction in the Commitments hereunder shall be made ratably among the Purchasers in accordance with their respective Commitment Percentages and their respective Commitments.  The Administrator shall promptly advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(c); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the positive difference between the then outstanding LC Participation Amount and the Purchase Limit as so reduced by such partial reduction.

Section 1.2                                    Making Purchases; Assignment and Assumption.

(a)                                 Each Funded Purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any day upon the Seller’s irrevocable written notice in the form of Annex B-1 (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 5.2 (which

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notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least two Business Days before the requested Purchase Date, which notice shall specify:  (A) solely in the case of a Funded Purchase maintained by Capital (other than one made pursuant to Section 1.14(b)), the amount requested to be paid to the Seller (such amount, which shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and each Purchaser Agent) and shall be in integral multiples of $100,000 in excess thereof, being the Capital relating to the undivided percentage ownership interest then being purchased with respect to each Purchaser Group), (B) the date of such Funded Purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital.

(b)                                 Subject to the following paragraphs of this Section 1.2(b), on the date of each Funded Purchase (but not reinvestment, issuance of a Letter of Credit or a Funded Purchase pursuant to Section 1.2(e)) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Conduit Purchaser or Related Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at such account as may from time to time be designated in writing by the Seller to the Administrator and each Purchaser Agent), an amount equal to the portion of Capital relating to the undivided percentage ownership interest then being purchased by such Purchaser.

(c)                                  Effective on the date of each Funded Purchase or other Purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, other than as provided under Section 5.17(a), the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, based on the sum of the Capital plus the LC Participation Amount outstanding at such time for each such Purchaser’s Capital) an undivided percentage ownership interest in:  (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

(d)                                 To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator (for the benefit of the Secured Parties) a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising:  (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) the LC Collateral Account and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such LC Collateral Account and amounts on deposit therein, (vi) all rights (but none of the obligations) of the Seller under the Sale Agreements, (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (other than Seller’s Permitted Payments) and (viii) all of its other property (collectively, the “Pool Assets”).  For the avoidance of doubt, Seller’s Permitted Payments when made shall be automatically excluded and released from the Pool

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Assets. The Seller hereby authorizes the Administrator to file financing statements describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.  The Administrator (on behalf of the Secured Parties) shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.  The Seller hereby acknowledges and agrees that pursuant to the Prior Agreement, the Seller granted to the Administrator a security interest in all of the Seller’s right, title and interest in, to and under the Pool Assets (as defined in the Prior Agreement).  The Seller hereby confirms such security interest and acknowledges and agrees that such security interest is continuing and is supplemented and restated by the security interest granted by the Seller pursuant to this Section 1.2(d).

(e)                                  Whenever the LC Bank issues a Letter of Credit pursuant to Section 1.12 hereof, each LC Participant shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably been deemed to make a Funded Purchase hereunder in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed pursuant to Section 1.14 upon such draw in an amount equal to its Pro Rata Share of such unreimbursed draw.  All such Funded Purchases shall be made ratably by the LC Participants according to their Pro Rata Shares and shall accrue Discount from the date of such draw.  In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Funded Purchases shall expire with respect to such Letter of Credit and the LC Participation Amount shall automatically reduce by the amount of the Letter of Credit which is no longer outstanding.

(f)                                   The Seller may, with the prior written consent of the Administrator and each Purchaser Agent (and, in the case of a new related LC Participant, the LC Bank), which consent may be granted or withheld in their sole and absolute discretion, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Related Committed Purchaser or related LC Participant to increase its Commitment; provided, that the Commitment of any Related Committed Purchaser or related LC Participant may only be increased with the prior written consent of such Purchaser; provided, further, that neither the Commitment of any new Purchaser Group nor the aggregate increase in the Commitment of existing Related Committed Purchasers shall exceed $50,000,000 and in connection with any such increase or addition shall be a corresponding increase in the Purchase Limit.  Each new Conduit Purchaser, Related Committed Purchaser or related LC Participant (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator, each Purchaser Agent and the Seller, an Assumption Agreement in the form of Annex F hereto (which Assumption Agreement shall, in the case of any new Conduit Purchaser, Related Committed Purchaser or related LC Participant, be executed by each Person in such new Purchaser’s Purchaser Group).

(g)                                  Each Related Committed Purchaser’s and related LC Participant’s obligations hereunder shall be several, such that the failure of any Related Committed Purchaser or related LC Participant to make a payment in connection with any purchase hereunder, or drawing under

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a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Purchaser or related LC Participant of its obligation hereunder to make payment for any Funded Purchase or such drawing. Further, in the event any Related Committed Purchaser or related LC Participant fails to satisfy its obligation to make a purchase or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group shall fund the defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of the related Purchase or drawing pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser or related LC Participant; it being understood that a defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of any Purchase or drawing shall be first funded by the Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group and thereafter if there are no other Related Committed Purchasers or related LC Participants in such Purchaser Group or if such other Related Committed Purchasers or related LC Participants are also defaulting Related Committed Purchasers or related LC Participants, then such defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of such Purchase or drawing shall be funded by each other Purchaser Group ratably and applied in accordance with this paragraph (g)).  Notwithstanding anything in this paragraph (g) to the contrary and for the avoidance of doubt, each Related Committed Purchaser’s and LC Participant’s obligation to make a Purchase or payment with respect to any drawing shall be subject in all respects to the limitations set forth in the last sentence of the first paragraph of Section 1.1(a).

Section 1.3                                    Purchased Interest Computation.  The Purchased Interest shall be initially computed on the Closing Date. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator in accordance with Section 5.1) be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) an amount equal to 100% of the LC Participation Amount and the LC Fee Expectation shall have been deposited in the LC Collateral Account, or all Letters of Credit shall have expired or otherwise been terminated and (c) all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full (other than indemnification and other contingent obligations not yet due and owing), and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.4                                    Settlement Procedures.

(a)                                 The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement.  The Seller shall provide to the Servicer on a timely basis all

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information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b)                                 The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer in accordance with this Agreement, including Section 1.4(g):

(i)                                     set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of the Secured Parties, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in each Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of the Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside;

(ii)                                  subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of the Purchasers, the remainder of such Collections.  Such remainder shall, to the extent representing a return on the Aggregate Capital, be automatically reinvested, ratably, according to each Purchaser’s Capital, in Pool Receivables and in the Related Security, Collections and other proceeds with respect thereto; provided, that if the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest, but shall set aside and hold in trust for the Administrator (for the benefit of the Secured Parties) (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital or LC Participation Amount, as applicable, at such time), which amount shall either (x) be deposited ratably to each Purchaser Agent’s account (for the benefit of its related Purchasers) or (y) be deposited in the LC Collateral Account, in each case, as applicable, on the next Settlement Date in accordance with Section 1.4(c); provided, further, that (x) in the case of any Purchaser that is a Conduit Purchaser, if such Purchaser has provided notice (a “Declining Notice”) to its Purchaser Agent and the Administrator that such Purchaser (a “Declining Conduit Purchaser”) no longer wishes Collections with respect to any Portion of Capital funded or maintained by such Purchaser to be reinvested pursuant to this clause (ii) or (y) in the case of any Purchaser that has provided notice (an “Exiting Notice”) to its Purchaser Agent and the Administrator of its refusal, following any request by the Seller to extend the then Facility Termination Date, to extend its Commitment hereunder (an “Exiting Purchaser”), then in either case set forth in clause (x) or (y) above, such Purchaser’s ratable share (determined according to outstanding Capital) of Collections shall not be reinvested or remitted to the Seller and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below;

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(iii)                               if such day is a Termination Day (or any day following the provision of a Declining Notice or an Exiting Notice), set aside, segregate and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator), the entire remainder of such  Collections (or in the case of a Declining Conduit Purchaser or an Exiting Purchaser, an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for purposes of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of a Declining Notice or an Exiting Notice, as the case may be, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Declining Conduit Purchaser’s or Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchasers in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, further, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of a Declining Notice or an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or, in the case of a Declining Notice or an Exiting Notice, such Declining Notice or Exiting Notice, as the case may be, has been revoked by the related Declining Conduit Purchaser or Exiting Purchaser, respectively, and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on the Aggregate Capital (or the Capital of the Declining Conduit Purchaser or Exiting Purchaser, as the case may be) and ratably in accordance with each Purchaser’s Capital, be reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of Declining Notice or Exiting Notice, as the case may be; and

(iv)                              release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of:  (w) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (x) the amounts that are required to be set aside pursuant to clause (i), the provisos to clause (ii) and clause (iii) plus (y) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables plus (z) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the Purchaser Agents, the Administrator, and any other Indemnified Party or Affected Person.

(c)                                  The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), deposit into each Purchaser Agent’s account, on each Settlement Date, Collections held for such Purchaser Agent (for the benefit of its related Purchasers) pursuant to clause (b)(i) or (f) plus the amount of Collections then held for such Purchaser Agent (for the benefit of its related Purchasers) pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if Arch Sales or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Arch Sales (or such Affiliate) that such right is revoked, Arch Sales (or such Affiliate)

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may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of each Purchasers’ Share of the Servicing Fee.  On or prior to the last day of each Settlement Period, each Purchaser Agent will notify the Servicer by facsimile of the amount of Discount accrued with respect to each Portion of Capital during such Settlement Period or portion thereof.

(d)                                 The Servicer shall distribute the amounts described (and at the times set forth) in clause (c) above as follows:

(i)                                     if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital maintained by such Purchasers and all accrued Fees; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount and Fees, respectively, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and

(ii)                                  if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first, if Arch Sales or an Affiliate thereof is not the Servicer, to the Servicer in payment in full of the Purchasers’ Share of all accrued Servicing Fees, second, to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Discount and Fees payable to all Purchasers at such time) (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group and all accrued Fees, third, to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the Aggregate Capital); it being understood that each Purchaser Agent shall distribute the amounts described in the first, second and third clauses of this Section 1.4(d)(ii) to the Purchasers within such Purchaser Agent’s Purchaser Group ratably according to Discount, Fees and Capital, respectively, fourth, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants (x) the amount necessary to cash collateralize the LC Participation Amount until the amount of cash collateral held in such LC Collateral Account (other than amount representing LC Fee Expectation) equals 100% of the LC Participation Amount (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the aggregate outstanding amount of the LC Participation Amount) and (y) if such day is a Termination Day of the type described in

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clause (b) of the definition thereof or a Termination Event is continuing, an amount equal to the LC Fee Expectation at such time (or such portion thereof not currently on deposit in the LC Collateral Account), fifth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, and the aggregate of the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer (if other than Arch Sales or an Affiliate thereof) have been paid in full, to each Purchaser Agent ratably, based on the amounts payable to each Purchaser in such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group), the Administrator and any other Secured Party in payment in full of any other amounts owed thereto by the Seller or the Servicer hereunder, and sixth, to the Servicer (if the Servicer is Arch Sales or an Affiliate thereof) in payment in full of the aggregate of the Purchasers’ Share of all accrued Servicing Fees.

After the Aggregate Capital, Aggregate Discount, fees payable pursuant to the Fee Letters and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, and (on and after a Termination Day) after an amount equal to 100% of the LC Participation Amount and the LC Fee Expectation has been deposited in the LC Collateral Account, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

(e)                                  For the purposes of this Section 1.4:

(i)                                     if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller, any Affiliate of the Seller, any Originator, the Transferor, the Servicer or any Affiliate of the Servicer, or any setoff, netting of obligations or dispute between the Seller, any Affiliate of the Seller, any Originator, the Transferor, the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Secured Parties pursuant to Section 1.4;

(ii)                                  if on any day any of the representations or warranties in Sections l(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Secured Parties and for application pursuant to Section 1.4;

(iii)                               except as provided in clause (i) or (ii), or as otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of

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such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)                              if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f)                                   If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital), the Seller may do so as follows:

(i)                                     the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in substantially the form of Annex C (each, a “Paydown Notice”) (A) at least two Business Days prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $20,000,000 and (B) at least five Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $20,000,000, in each case such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii)                                  (A) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction or (B) the Seller shall remit to each Purchaser Agent’s account (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group), in immediately available funds, an amount equal to the desired amount of such reduction together with accrued and unpaid Aggregate Discount, and Aggregate Discount to accrue through the next Settlement Date, with respect to such Aggregate Capital, ratably (based on such Purchaser Agent’s Purchasers’ portion of the Aggregate Capital reduced thereby and portion of the related Aggregate Discount); and

(iii)                               the Servicer shall hold such Collections in trust for the benefit of the Purchasers ratably (based on their respective Portions of Capital funded thereby) for payment to each such Purchaser Agent (for the benefit of the relevant Purchasers in such Purchaser Agent’s Purchaser Group) on the next Settlement Date immediately following the current Settlement Period or such other date approved by the Administrator and each such Purchaser Agent, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to each such Purchaser Agent (on behalf of its related Purchasers) only when in fact finally so paid;

provided, that the amount of any such reduction shall be not less than $300,000 and shall be an integral multiple of $100,000 in excess thereof.

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(g)                                  The Servicer may, in its sole discretion, and shall at the direction of the Administrator or any Purchaser Agent (which direction may be given no more than once per week unless a Termination Event has occurred and is continuing), deliver an Interim Report to the Administrator on any Business Day during a Minimum Liquidity Period.  Upon receipt of such Interim Report, the Administrator shall promptly review such Interim Report to determine if such Interim Report constitutes a Qualifying Interim Report.  In the event that the Administrator reasonably determines that such Interim Report constitutes a Qualifying Interim Report, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing and the Administrator is then exercising exclusive dominion and control over the Lock-Box Accounts, the Administrator shall promptly remit to the Servicer from the Lock-Box Accounts (or the LC Collateral Account, if applicable) the lesser of (i) the amount identified on such Qualifying Interim Report as Collections on deposit in the Lock-Box Accounts and/or LC Collateral Account in excess of the amount necessary to ensure that the Purchased Interest does not exceed 100% and (ii) the aggregate amount of available Collections then on deposit in the Lock-Box Accounts and the LC Collateral Account.  For purposes of this clause (g), “Qualifying Interim Report” shall mean any Interim Report that satisfies each of the following conditions: (A) the Purchased Interest as set forth in such Interim Report shall not exceed 100%; (B) such Interim Report is calculated as of the immediately prior Business Day and (C) the Administrator does not in good faith reasonably believe that any of the information or calculations set forth in such Interim Report are false or incorrect in any material respect (and notice of any such determination shall be provided promptly to the Servicer).

Section 1.5                                    Fees.

The Seller shall pay to the Administrator, the Purchaser Agents and the Purchasers certain fees in the amounts and on the dates set forth in one or more fee letter agreements for each Purchaser Group, in each case entered into from time to time by and among the Servicer, the Seller and the applicable Purchaser Agent and/or the Administrator (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Fee Letter”).

Section 1.6                                    Payments and Computations, Etc.

(a)                                 All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to each account designated by the Purchaser Agents (for the benefit of the Purchasers in such Purchaser Agent’s Purchaser Group) and/or the Administration Account, as applicable.  All amounts received after 2:00 p.m.(New York City time) will be deemed to have been received on the next Business Day.  Amounts payable hereunder to or for the benefit of the Administrator, the Purchasers or the Purchaser Agents (or their related Affected Persons or Indemnified Parties) shall be distributed as follows:

(i)                                     Any amounts to be distributed by or on behalf of the Administrator hereunder to any Purchaser Agent, Purchaser or Purchaser Group shall be distributed to the account specified in writing from time to time by the applicable Purchaser Agent to

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the Administrator, and the Administrator shall have no obligation to distribute any such amounts unless and until it actually receives payment of such amounts by the Seller or the Servicer, as applicable, in the Administration Account.  Except as expressly set forth herein (including, without limitation, as set forth in Section 1.4(b)(iii) with respect to Collections held in trust for Declining Conduit Purchasers and Exiting Purchasers), the Administrator shall distribute (or cause to be distributed) such amounts to the Purchaser Agents for the Purchasers within their respective Purchaser Groups ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to the Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by the Purchasers.

(ii)                                  Except as expressly set forth herein (including, without limitation, as set forth in Section 1.4(b)(iii) with respect to Collections held in trust for Declining Conduit Purchasers and Exiting Purchasers), each Purchaser Agent shall distribute the amounts paid to it hereunder for the benefit of the Purchasers in its Purchaser Group to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by such Purchasers.

(b)                                 The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

(c)                                  All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed.  Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7                                    Increased Costs.

(a)                                 If the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the existence of or compliance with:  (i) any law, rule, regulation or generally accepted accounting principle or any change therein or in the interpretation or application thereof, or (ii) any request, guideline or directive from Financial Accounting Standards Board (“FASB”) (including, without limitation, FAS 166/167), or any central bank or other Governmental Authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or

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based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables or issue any Letter of Credit related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for increased costs in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments.   A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, due to either:  (i) the introduction of or any change in or in the interpretation of any law, rule, regulation or generally accepted accounting principle or (ii) compliance with any request, guideline or directive from FASB (including, without limitation, FAS 166/167) or any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest (or its portion thereof) in respect of which Discount is computed by reference to the Euro-Rate or LMIR, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for increased costs.  A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c)                                  For the avoidance of doubt, and not in limitation of the foregoing, any increase in cost and/or reduction in yield caused by regulatory capital allocation adjustments due to Statements of Financial Accounting Standards Nos. 166 and 167 (or any future statements or interpretations issued by FASB or any successor thereto) (collectively, “FAS 166/167”) shall be covered by this Section 1.7.

(d)                                 Notwithstanding anything to the contrary, for purposes of this Section 1.7, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord known as Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

Section 1.8                                    Requirements of Law; Funding Losses.

(I)                                   If any Affected Person reasonably determines that the existence of or compliance with: (a) any law, rule or regulation or any change therein or in the interpretation or application thereof, or (b) any guideline, request or directive from any central bank or other Governmental

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Authority (whether or not having the force of law), in either case, adopted, issued or occurring after the date hereof:

(i)                                     does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest (or its portion thereof) or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof), or

(ii)                                  does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or LMIR or the Base Rate hereunder, or

(iii)                               does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is:  (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to, or issuing any Letter of Credit in respect of, the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable.  All such amounts shall be payable as incurred.  A certificate as to such amounts from such Affected Person to the Seller and the Administrator shall be conclusive and binding for all purposes, absent manifest error; provided, however, that notwithstanding anything to the contrary, for purposes of this Section 1.8, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord known as Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

(II)                              The Seller shall compensate each Affected Person, upon written request by such Person for all losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to fund or maintain any Portion of Capital hereunder at an interest rate determined by reference to the Euro-Rate or LMIR and any loss sustained by such Person in connection with the re-employment of such funds), which such Affected Person

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may sustain with respect to funding or maintaining such Portion of Capital at the Euro-Rate or LMIR if, for any reason, funding or maintaining such Portion of Capital at an interest rate determined by reference to the Euro-Rate or LMIR does not occur on a date specified therefor.

Section 1.9                                    Inability to Determine Euro-Rate.

(a)                                 If the Administrator (or any Purchaser Agent) determines before the first day of any Settlement Period (or solely with respect to LMIR, on any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, (i) deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Settlement Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by such Purchaser or such Purchaser’s Purchaser Agent) of maintaining any Portion of Capital during such Settlement Period (or portion thereof), then the Administrator shall give notice thereof to the Seller.  Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the Base Rate.

(b)                                 If, on or before the first day of any Settlement Period (or solely with respect to LMIR, on any day), the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any Applicable Law, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof.  Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Settlement Period (or solely with respect to LMIR, immediately) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.

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Section 1.10                             Taxes.

The Seller agrees that any and all payments by the Seller under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding overall income or franchise taxes, in either case, imposed on the Person receiving such payment by the Seller hereunder by the jurisdiction under whose laws such Person is organized, operates or where its principal executive office is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If the Seller shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Purchaser, Purchaser Agent, Liquidity Provider, Program Support Provider or the Administrator, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.  Whenever any Taxes are payable by the Seller, the Seller agrees that, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser, Purchaser Agent, Liquidity Provider or other Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Seller and acceptable to the taxing authorities having jurisdiction over such Person.  If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental taxes, interest or penalties that may become payable by such party as a result of any such failure.

Section 1.11                             Letters of Credit.

Subject to the terms and conditions hereof and the satisfaction of the applicable conditions set forth in Exhibit II, the LC Bank shall issue or cause the issuance of Letters of Credit (“Letters of Credit”) on behalf of Seller (and, if applicable, on behalf of, or for the account of, the Transferor or any Subsidiary thereof) in favor of such beneficiaries as the Seller or the Transferor, as applicable may elect.  All amounts drawn upon Letters of Credit shall accrue Discount. Letters of Credit that have not been drawn upon shall not accrue Discount.

Section 1.12                             Issuance of Letters of Credit.

(a)                                 The Seller may request the LC Bank, upon two (2) Business Days’ prior written notice submitted on or before 11:00 a.m., New York time, to issue a Letter of Credit by delivering to the Administrator, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex E attached hereto and an Issuance Notice, substantially in the form of Annex B-2 (each, an “Issuance Notice”), in each case completed to the satisfaction of the Administrator and the LC Bank; and, such other certificates, documents and other papers and information as the Administrator may reasonably request.  The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

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(b)                                 Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date.  For the avoidance of doubt, no Letter of Credit may be extended or renewed to a date that is later than twelve (12) months after the Facility Termination Date.  Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

(c)                                  The Administrator shall promptly notify the LC Bank and each LC Participant, at such Person’s address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank and LC Participants with the Letter of Credit Application and Issuance Notice delivered to the Administrator by the Seller pursuant to paragraph (a) above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m., New York time, on such day, on the next Business Day.

Section 1.13                             Requirements For Issuance of Letters of Credit.

The Seller shall authorize and direct the LC Bank to name the Seller or the Transferor as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.14                             Disbursements, Reimbursement.

(a)                                 Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b)                                 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request.  Provided that it shall have received such notice prior to 10:00 a.m., New York time, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation” and the required date of reimbursement, the “Reimbursement Date”) the LC Bank prior to 12:00 p.m., New York time, on each Business Day that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) (or, otherwise, by 12:00 p.m., New York time, on the Business Day immediately following such notice) in an amount equal to the amount so paid by the LC Bank.  Such Reimbursement Obligation shall be satisfied by the Seller (i) first, by the remittance by the Administrator to the LC Bank of any available amounts then on deposit in the LC Collateral Account and (ii) second, by the remittance by or on behalf of the Seller to the LC Bank of any

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other funds of the Seller then available for disbursement.  In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by the applicable time on the Reimbursement Date, the LC Bank will promptly notify each LC Participant thereof, and the Seller shall be deemed to have requested that a Funded Purchase be made by the Purchasers in the Purchaser Groups for the LC Bank and the LC Participants to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Purchase Limit.  Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(c)                                  Each LC Participant shall upon any notice pursuant to subclause (b) above make available to the LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the LC Participants shall each be deemed to have made a Funded Purchase in that amount.  If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Pro Rata Share of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date.  The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this subclause (c), provided that such LC Participant shall not be obligated to pay interest as provided in subclauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing.  Each LC Participant’s Commitment shall continue until the last to occur of any of the following events:  (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.15                             Repayment of Participation Advances.

(a)                                 Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a participation advance to the LC Bank, or (ii) in payment of Discount on the Funded Purchases made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b)                                 If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the

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payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

(c)                                  If any Letters of Credit are outstanding and undrawn on the Facility Termination Date, the LC Collateral Account shall be funded from Collections (or, in the Seller’s sole discretion, by other cash available to the Seller) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all applicable fees to accrue through the stated expiration dates thereof (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”).

Section 1.16                             Documentation.

The Seller agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank’s interpretations of any Letter of Credit issued for the Seller and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.17                             Determination to Honor Drawing Request.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.18                             Nature of Participation and Reimbursement Obligations.

Each LC Participant’s obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

(i)                                     any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the

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Purchaser Agents, the Purchasers, the Seller or any other Person for any reason whatsoever;

(ii)                                  the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;

(iii)                               any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which Seller, an Originator, the Transferor or any Affiliate thereof on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Purchaser, any Purchaser Agent or any other Person for any reason whatsoever;

(iv)                              any claim of breach of warranty that might be made by the Seller, the Transferor, an Originator or an Affiliate thereof, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, the Administrator, any Purchaser or any Purchaser Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

(v)                                 the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

(vi)                              payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vii)                           the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)                        any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of  Credit in the form requested by the Seller, unless the LC Bank has

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received written notice from the Seller of such failure within three Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)                              any Material Adverse Effect on the Seller, the Transferor, any Originator or any Affiliates thereof;

(x)                                 any breach of this Agreement or any Transaction Document by any party thereto;

(xi)                              the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, the Transferor, any Originator or any Affiliate thereof;

(xii)                           the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

(xiii)                        the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

(xiv)                       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.19                             Indemnity.

In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

Section 1.20                             Liability for Acts and Omissions.

As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an

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issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of  Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air

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carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS

Section 2.1                                    Representations and Warranties; Covenants.

Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it as set forth in Exhibits III and IV, respectively.

Section 2.2                                    Termination Events.

If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) and shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchasers, the Purchaser Agents and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative.

ARTICLE III.
INDEMNIFICATION

Section 3.1                                    Indemnities by the Seller.

Without limiting any other rights that the Administrator, the Purchasers, the Purchaser Agents, the Liquidity Providers, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or permitted assigns (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses, liabilities, penalties and taxes (including Attorney

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Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller, the Transferor or any Originator hereunder or under any other Transaction Document) whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent:  (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to the Transferor, any Originator or the Servicer for uncollectible Receivables or (c) other than in the case of clause (xiii) below, such Indemnified Amounts include taxes imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized, operates or where its principal executive office is located (or any political subdivision thereof); provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder.  Without limiting the foregoing indemnification, and subject to the exclusions in the preceding sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts (including losses in respect of uncollectible Receivables regardless for purposes of these specific matters whether reimbursement therefor would constitute recourse to the Seller or the Servicer, except as set forth in subclause (viii) below) relating to or resulting from any of the following:

(i)                                     the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in any Information Package or any Interim Report to be true and correct, or the failure of any other information provided in writing to any Purchaser or the Administrator with respect to the Receivables or this Agreement to be true and correct;

(ii)                                  the failure of any representation, warranty or statement made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement, any other Transaction Document, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Seller pursuant hereto to have been true and correct as of the date made or deemed made when made;

(iii)                               the failure by the Seller to comply with any Applicable Law related to any Receivable or the related Contract or the non-conformity of any Receivable or the related Contract with any such Applicable Law;

(iv)                              the failure of the Seller to vest and maintain vested in the Administrator (on behalf of the Secured Parties) a first priority perfected ownership

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interest or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Lien;

(v)                                 any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;

(vi)                              the failure to have filed, in accordance with the requirements of this Agreement or any other Transaction Document, financing statements (including as-extracted collateral filings) or other similar instruments or documents under the UCC of each applicable jurisdiction or other Applicable Laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or at any subsequent time;

(vii)                           any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement;

(viii)                        any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including without limitation a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(ix)                              any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(x)                                 any action taken by the Administrator as attorney-in-fact for the Seller, the Transferor or any Originator pursuant to this Agreement or any other Transaction Document;

(xi)                              any environmental liability claim or products liability claim or other claim, investigation, litigation or proceeding, arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

(xii)                           the failure by the Seller to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;

(xiii)                        any taxes arising because a Purchase or the Purchased Interest is not treated for U.S. federal, state and local income and franchise tax purposes as intended under Section 5.17(a);

(xiv)                       the use of proceeds of purchases or reinvestments or the issuance of any Letter of Credit; or

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(xv)                          any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

Section 3.2                                    Indemnities by the Servicer.

Without limiting any other rights that any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly):  (a) the failure of any information contained in an Information Package or any Interim Report to be true and correct, or the failure of any other information provided to any such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made when made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, (e) any commingling (other than as a result of actions taken by the Administrator, any Purchaser Agent or any Purchaser) of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds or (f) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.

ARTICLE IV.
ADMINISTRATION AND COLLECTIONS

Section 4.1                                    Appointment of the Servicer.

(a)                                 The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section.  Until the Administrator gives notice to Arch Sales (in accordance with this Section) of the designation of a new Servicer, Arch Sales is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.  Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) and shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed Arch Sales or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)                                 Upon the designation of a successor Servicer as set forth in clause (a), Arch Sales agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Arch Sales shall cooperate with and assist such new Servicer.  Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new

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Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c)                                  Arch Sales acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator, the Purchaser Agents and the Purchasers have relied on Arch Sales’ agreement to act as Servicer hereunder.  Accordingly, Arch Sales agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrator and the Purchasers.

(d)                                 The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation:  (i) each such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator, the Purchaser Agents and the Purchasers shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator or the Transferor, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.

Section 4.2                                    Duties of the Servicer.

(a)                                 The Servicer shall take or cause to be taken all such action as may be necessary or advisable to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policies.  The Servicer shall set aside, for the accounts of the Seller and the Purchasers, the amount of the Collections to which each is entitled in accordance with Article I.  The Servicer may, in accordance with the applicable Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and the related Contracts as the Servicer may determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or required under Applicable Laws or the applicable Contract; provided, however, that for the purposes of this Agreement (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement or limit the rights of any of the Purchasers, Purchaser Agents or the Administrator under this Agreement or any other Transaction Document and (iii) if a Termination Event has occurred and is continuing and Arch Sales or an Affiliate thereof is serving as the Servicer, Arch Sales or such Affiliate may take such action only upon the prior written approval of the Administrator.  The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Purchasers), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable.  Notwithstanding anything to the contrary contained herein, if a Termination Event

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has occurred and is continuing, the Administrator may direct the Servicer (whether the Servicer is Arch Sales or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

(b)                                 The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Arch Sales or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections.  The Servicer, if other than Arch Sales or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)                                  The Servicer’s obligations hereunder shall terminate on the Final Payout Date.  After such termination, if Arch Sales or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3                                    Lock-Box Account and LC Collateral Account Arrangements.

Prior to the Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered original counterparts thereof to the Administrator.  During the continuance of a Termination Event or Unmatured Termination Event or during a Minimum Liquidity Period, the Administrator may (and shall, at the direction of the Majority Purchaser Agents), at any time give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following:  (a) to exercise exclusive dominion and control (for the benefit of the Secured Parties) over each of the Lock-Box Accounts and all funds on deposit therein and (b) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller and the Servicer each hereby agree that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Secured Parties) of each Lock-Box Account and of the proceeds (including Collections) of all Pool Receivables in such Lock-Box Accounts and the Seller and the Servicer hereby further agree to take any other action that the Administrator may reasonably request to transfer such control or to ensure that the Administrator maintains such control.  Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator.  The Seller and the Servicer hereby irrevocably instruct the Administrator on each Business Day during the Minimum Liquidity Period, so long as the Administrator has taken exclusive dominion and control over each of the Lock-Box Accounts and no Termination Event or Unmatured Termination Event exists, to transfer all available amounts on deposit in the Lock-Box Accounts as of the end of each Business Day and after giving effect to any distributions to the Servicer on such day pursuant to Section 1.4(g), to the LC Collateral Account.  The parties hereto hereby acknowledge that if it at any time takes control of any Lock-Box Accounts, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Purchaser Agents, the Purchasers, any Indemnified Party, any Affected

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Person or any other Person hereunder or under any other Transaction Document, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

The Administrator shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Seller hereby grants the Administrator a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrator and at the Seller’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account.  Moneys in the LC Collateral Account shall be applied by the Administrator to reimburse the LC Bank for each drawing under a Letter of Credit and for repayment of amounts owing by the Seller hereunder and under each of the other Transaction Documents to each of the other Secured Parties, it being understood and agreed that certain amounts on deposit in the LC Collateral Account may, from time to time, be remitted to the Servicer pursuant to Section 1.4(g).  Amounts, if any, on deposit in the LC Collateral Account on the Final Payout Date shall be remitted by the Administrator to the Seller.

The Administrator shall, on each Settlement Date (if such date occurs on a Termination Day), remove any available amounts then on deposit in the LC Collateral Account and deposit such amounts into each Purchaser Agent’s account in accordance with the priorities set forth in Section 1.4(d), to the extent that any amounts are then due and owing under clauses first through third of Section 1.4(d)(ii) after giving effect to the distribution, if any, by the Servicer on such date in accordance with Section 1.4(d).

Section 4.4                                    Enforcement Rights.

(a)                                 At any time following the occurrence and during the continuation of a Termination Event:

(i)                                     the Administrator (at the Seller’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee;

(ii)                                  the Administrator may instruct the Seller or the Servicer to give notice of the Purchasers’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of the Secured Parties), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrator, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)                               the Administrator may request the Servicer to, and upon such request the Servicer shall:  (A) assemble all of the records necessary or desirable to

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collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee; and

(iv)                              the Administrator may replace the Person then acting as Servicer.

(b)                                 The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, following the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets.  Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5                                    Responsibilities of the Seller.

(a)                                 Anything herein to the contrary notwithstanding, the Seller shall:  (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, any Purchaser Agent or any Purchaser of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction.  None of the Administrator, the Purchaser Agents and the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, the Transferor, ACI or any Originator thereunder.

(b)                                 Arch Sales hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Arch Sales shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Arch Sales conducted such data-processing functions while it acted as the Servicer.

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Section 4.6                                    Servicing Fee.

(a)                                 Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables.  The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid by the Seller on each Settlement Date.

(b)                                 If the Servicer ceases to be Arch Sales or an Affiliate thereof, the servicing fee shall be the greater of:  (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.

Section 4.7                                    Authorization and Action of the Administrator and Purchaser Agents.

(a)                                 Each Purchaser and Purchaser Agent hereby accepts the appointment of and irrevocably authorizes the Administrator to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto (including, without limitation, the Administrator’s entry into and execution of the No Proceedings Agreements).  The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest.  The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator.  The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer.  Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provisions of this Agreement, any other Transaction Document or Applicable Law.  The appointment and authority of the Administrator hereunder shall terminate on the Final Payout Date.

(b)                                 Each Purchaser hereby accepts the appointment of the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on Schedule IV hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and irrevocably authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against any Purchaser Agent.

(c)                                  Except as otherwise specifically provided in this Agreement, the provisions of this Section 4.7 are solely for the benefit of the Administrator, the Purchaser Agents and the

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Purchasers, and none of the Seller or the Servicer shall have any rights as a third party beneficiary or otherwise under any of the provisions of this Section 4.7, except that this Section 4.7 shall not affect any obligations which the Administrator, any Purchaser Agent or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement.  Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent that is not the Purchaser Agent for such Purchaser.

(d)                                 In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns.  In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any Purchaser not in such Purchaser Agent’s Purchaser Group, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 4.8                                    Nature of Administrator’s Duties; Delegation of Administrator’s Duties; Exculpatory Duties.

(a)                                 The Administrator shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Transaction Documents.  The duties of the Administrator shall be mechanical and administrative in nature.  The Administrator shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Purchaser.  Nothing in this Agreement or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrator any obligations in respect of this Agreement or any of the Transaction Documents except as expressly set forth herein or therein.  The Administrator shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser or Purchaser Agent with any credit or other information with respect to the Seller, any Originator, the Transferor, any Sub-Servicer or the Servicer, whether coming into its possession before the date hereof or at any time or times thereafter.  If the Administrator seeks the consent or approval of the Purchasers or the Purchaser Agents to the taking or refraining from taking any action hereunder, the Administrator shall send notice thereof to each Purchaser (or such Purchaser’s Purchaser Agent, on its behalf) or each Purchaser Agent, as applicable.  The Administrator shall promptly notify each Purchaser Agent any time that the Purchasers and/or Purchaser Agents, as the case may be, have instructed the Administrator to act or refrain from acting pursuant hereto.

(b)                                 The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c)                                  None of the Administrator and the Purchaser Agent, nor any of their respective  directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the

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consent or at the direction of the Majority Purchaser Agents (or, in the case of any Purchaser Agent, the Purchasers within such Purchaser Agent’s Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct.  The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, any Sub-Servicer, the Servicer, the Transferor, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, any Sub-Servicer, the Servicer, the Transferor, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II.  The Administrator shall not have any obligation to any Purchaser Agent or Purchaser to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, the Transferor, any Originator or any of their respective Affiliates.

Section 4.9                                    UCC Filings.

Each of the Seller and the Purchasers expressly recognizes and agrees that the Administrator may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Purchased Interest from the Seller to the Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the beneficial owners of the Purchased Interest.  In addition, such listing shall impose no duties on the Administrator other than those expressly and specifically undertaken in accordance with this Section 4.9.

Section 4.10                             Agent’s Reliance, Etc.

None of the Administrator and the Purchaser Agents, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it as Administrator or as Purchaser Agent, as the case may be, under or in connection with this Agreement except for such Person’s own gross negligence or willful misconduct.  Each of the Administrator and each Purchaser Agent:  (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by the Administrator and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser or Purchaser Agent and shall not be responsible to any Purchaser or Purchaser Agent for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, the Servicer, any Sub-Servicer, the Transferor or any Originator or to inspect the property (including the books and records) of the Seller, the Servicer, any Sub-Servicer, the Transferor or any Originator; (iv) shall not be responsible to any Purchaser or Purchaser Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability

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under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.  The Administrator may at any time request instructions from the Purchasers and/or Purchaser Agents, and the Purchaser Agents may at any time request instructions from the Purchasers in their Purchaser Groups, with respect to any actions or approvals which by the terms of this Agreement or of any of the other Transaction Documents the Administrator or such Purchaser Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrator and/or such Purchaser Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Transaction Documents until it shall have received such instructions from the Majority Purchaser Agents, in the case of the Administrator or Purchasers holding the majority of the aggregate of the Commitments in such Purchaser Agent’s Purchaser Group, in the case of any Purchaser Agent (or, in either case, where expressly required hereunder, from the Majority LC Participants, the LC Bank, all of the Purchasers and/or  all of the LC Participants).  Without limiting the foregoing, (x) none of the Purchasers and the Purchaser Agents shall have any right of action whatsoever against the Administrator as a result of the Administrator acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Majority Purchaser Agents and (y) none of the Purchasers in a Purchaser Agent’s Purchaser Group shall have any right of action whatsoever against such Purchaser Agent as a result of such Purchaser Agent acting or refraining from acting under this Agreement or any of the other Transaction Documents in accordance with the instructions of the Purchasers within such Purchaser Agent’s Purchaser Group with a majority of the Commitments of such Purchaser Group.  The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the required Purchasers or required Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, all Purchaser Agents and the Administrator.  Each Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Purchasers in such Purchaser Agent’s Purchaser Group with a majority of the Commitments of such Purchaser Group, and any such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers in such Purchaser Agent’s Purchaser Group and such Purchaser Agent.

Section 4.11                             Administrator and Affiliates.

To the extent that the Administrator or any of its Affiliates is or shall become an LC Participant hereunder, the Administrator or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement as would any other LC Participant hereunder and may exercise the same as though it were not the Administrator.  The Administrator and its Affiliates may generally engage in any kind of business with the Seller, the Transferor, any Originator, ACI, any Sub-Servicer or the Servicer, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Transferor, any Originator, ACI, any Sub-Servicer or the Servicer or any of their respective Affiliates, all as if it were not the Administrator hereunder and without any duty to account therefor to any Purchaser Agent, or Purchaser.

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Section 4.12                             Notice of Termination Events.

Neither the Administrator nor any Purchaser Agent shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless it has received notice from, in the case of the Administrator, any Purchaser Agent, any Purchaser, the Servicer or the Seller and, in the case of any Purchaser Agent, the Administrator, any other Purchaser Agent, any Purchaser, the Servicer or the Seller, in each case stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event.  In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent.  In the event that a Purchaser Agent receives such a notice, it shall promptly give notice thereof to the Administrator (unless such Purchaser Agent first received notice of such Termination Event or Unmatured Termination Event from the Administrator) and to each of its related Purchasers.  The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of the required Purchasers, all Purchaser Agents or the LC Bank), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and Purchaser Agents.

Section 4.13                             Non-Reliance on Administrator, Purchaser Agents and other Purchasers; Administrators and Affiliates.

(a)                                 Each Purchaser and Purchaser Agent expressly acknowledges that none of the Administrator and the Purchaser Agents, in the case of such Purchaser, and none of the Administrator or any other Purchaser Agent, in the case of such Purchaser Agent, nor in either case any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, the Transferor, ACI, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent.  Each Purchaser and Purchaser Agent represents and warrants to the Administrator and such Purchaser’s Purchaser Agent, in the case of such Purchaser, and Administrator, in the case of such Purchaser Agent, that it has, independently and without reliance upon the Administrator, the LC Bank, any Purchaser Agent or any Purchaser and based on such documents and information as it has deemed appropriate, made and will continue to make its own appraisal of any investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Transferor, ACI, the Servicer or the Originators, and made its own evaluation and decision to enter into this Agreement.  Except for terms specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser or Purchaser Agent, and no Purchaser Agent have any duty or responsibility to provide any Purchaser, with any information concerning the Seller, the Transferor, ACI, the Servicer or the Originators or any of their Affiliates that comes into the possession of the Administrator or such Purchaser Agent, respectively, or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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(b)                                 Each of the Purchasers, the Purchaser Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, the Transferor, ACI, the Servicer or any Originator or any of their Affiliates.  With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 4.14                             Indemnification.

Each LC Participant and Related Committed Purchaser agrees to indemnify and hold harmless the Administrator and its officers, directors, employees, representatives and agents and the LC Bank (to the extent not reimbursed by the Seller, the Transferor, the Servicer or any Originator and without limiting the obligation of the Seller, the Transferor, the Servicer, or any Originator to do so), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, settlements, costs, expenses and, or disbursements of any kind or nature whatsoever (including, in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by, or asserted against the Administrator, LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith; provided, however, that no LC Participant or Related Committed Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrator’s or the LC Bank’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to their Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

Section 4.15                             Successor Administrator.

The Administrator may, upon at least thirty (30) days’ notice to the Seller, the Purchaser Agents and the Servicer, resign as Administrator.  Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and the LC Bank (subject to the consent of the Seller, so long as no Termination Event exists, such consent not to be unreasonably withheld, conditioned or delayed) and has accepted such appointment.  If no successor Administrator shall have been so appointed by the Majority Purchaser Agents and the LC Bank within sixty (60) days after the resigning Administrator’s giving of notice of resignation, the resigning Administrator may, on behalf of the Secured

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Parties, petition a court of competent jurisdiction to appoint a successor Administrator.  Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the resigning Administrator, and the resigning Administrator shall be discharged from its duties and obligations under the Transaction Documents.  After any resigning Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

ARTICLE V.
MISCELLANEOUS

Section 5.1                                    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, the Majority Purchaser Agents and the LC Bank and, in the case of an amendment, by the other parties thereto (other than the Secured Parties); provided, however, that no such amendment shall, (a) without the consent of each affected Purchaser, (i) extend the date of any payment or deposit of Collections by the Seller or the Servicer or decrease the outstanding amount of or rate of Discount or extend the repayment of or any scheduled payment date for the payment of any Discount in respect of any Portion of Capital or any fees owed to a Purchaser; (ii) reduce any fees payable pursuant to the applicable Fee Letter, (iii) forgive or waive or otherwise excuse any repayment of Capital or change either the amount of Capital of any Purchaser or any Purchaser’s pro rata share of the Purchased Interest; (iii) increase the Commitment of any Purchaser; (iv) amend or modify the Pro Rata Share of any LC Participant; (v) amend or modify the provisions of this Section 5.1 or of Section 4.3, Exhibit V or the definition of “Eligible Receivables”, “Net Receivables Pool Balance”, “Majority LC Participants”, “Majority Purchaser Agents”, “Minimum Liquidity”, “Minimum Liquidity Period”, “Purchased Interest”, “Scheduled Commitment Termination Date”, “Termination Day”, “Termination Event” or “Total Reserves” or (vi) amend or modify any defined term (or any term used directly or indirectly in such defined term) used in clauses (i) through (v) above in a manner that would circumvent the intention of the restrictions set forth in such clauses and (b) without the consent of the Majority Purchaser Agents and/or Majority LC Participants, as applicable, amend, waive or modify any provision expressly requiring the consent of such Majority Purchaser Agents and/or Majority LC Participant.  Each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  The Administrator hereby agrees to provide executed copies of any material amendment or waiver of any provision of this Agreement or any other Transaction Document to the Rating Agencies if requested by any party hereto.  No failure on the part of any Purchaser Agent, any Purchaser or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

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Section 5.2                                    Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be personally delivered or sent by facsimile, electronic mail or by overnight mail, to the intended party at the mailing address or electronic mail address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

Section 5.3                                    Successors and Assigns; Assignability; Participations.

(a)                                 Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.1(d) or Section 4.4(a)(iv), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior written consent of the Administrator, each Purchaser Agent and the LC Bank.

(b)                                 Participations.  (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document.  Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder.  A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment, waiver or modification hereto, except amendments, waivers or modifications that require the consent of all Purchasers.  (ii) Notwithstanding anything contained in paragraph (a) or clause (i) of paragraph (b) of this Section 5.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Funded Purchase made by such LC Participant to another bank or other entity so long as (x) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC and (y) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such Participant’s consent, such LC Participant will not consent to an amendment, modification or waiver that requires the consent of all LC Participants.  Any such Participant shall not have any rights hereunder or under the Transaction Documents.  (iii) Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each Participant and the interest in a Purchased Interest (and Discount, fees and other similar amounts under this Agreement) of each Participant’s interest in a Purchased Interest or other obligations under the Transaction Documents (the “Participant Register”); provided that

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no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in a Purchased Interest) to any Person except to the extent that such disclosure is necessary to establish that a Purchased Interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrator (in its capacity as Administrator) shall have no responsibility for maintaining a Participant Register.

(c)                                  Assignments by Related Committed Purchasers.  Any Related Committed Purchaser may assign to one or more Persons (each a “Purchasing Related Committed Purchaser”), reasonably acceptable to each of the Administrator, the LC Bank and the related Purchaser Agent in each such Person’s sole and absolute discretion, its rights and obligations herein (including its Commitment (which shall be inclusive of its Commitment as an LC Participant)) in whole or in part, pursuant to a supplement hereto, substantially in the form of Annex G with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld, conditioned or delayed and that no such consent shall be required if (i) a Termination Event or Unmatured Termination Event has occurred and is continuing or (ii) such assignment is made by any Related Committed Purchaser to (A) the Administrator, (B) any other Related Committed Purchaser, (C) any Affiliate of the Administrator or any Related Committed Purchaser, (D) any commercial paper conduit or similar financing vehicle sponsored or administered by such Purchaser and for whom such Purchaser acts as a program support provider or through which (directly or indirectly) such Purchaser does or may fund Purchases hereunder (each, a “Conduit”), (E) any Liquidity Provider, (F) any Program Support Provider or (G) any Person that (1) is in the business of issuing commercial paper notes and (2) is associated with or administered by the Administrator or such Related Committed Purchaser or  any Affiliate of the Administrator or such Related Committed Purchaser).  Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto.  The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor.  The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and a related “LC Participant” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment  and, if applicable, selling related LC Participant’s Pro Rata Share of the LC Participation Amount.

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(d)                                 Assignments to Liquidity Providers and other Program Support Providers.  Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers participating interests in its portion of the Purchased Interest.  In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder.  The Seller agrees that each Liquidity Provider and Program Support Provider shall be entitled to the benefits of Sections 1.7 and 1.8.

(e)                                  Other Assignment by Conduit Purchasers.  Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers, make any such transfer of its rights hereunder unless the assignee (x) is a Conduit or (y)  (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser.  Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee.  Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder.  Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

(f)                                   Certain Pledges.  Without limiting the right of any Purchaser to sell or grant interests, security interests or participations to any Person as otherwise described in this Article V, above, any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Purchaser hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank;  provided that no such pledge or assignment  shall release such Purchaser from any of its obligations hereunder or substitute any such pledge or assignee for such Purchaser as a party hereto.

(g)                                  Assignment by Administrator.  Subject to Section 4.15 (if applicable), this Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless:  (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to serve as the

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Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld, conditioned or delayed.

(h)                                 Agents.  Without limiting any other rights that may be available under Applicable Law, the rights of the Purchasers and each Liquidity Provider may be enforced through it or by its agents.

(i)                                     Disclosure; Notice.  Each assignor may, in connection with an assignment permitted hereunder, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, any Purchaser, any Purchaser Agent or the Administrator.  Such assignor shall give prior written notice to Seller of any assignment of such assignor’s rights and obligations (including ownership of the Purchased Interest) to any Person other than a Program Support Provider.

(j)                                    Opinions of Counsel.  If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of the Notes of any Conduit Purchaser, each Transfer Supplement or other assignment and acceptance agreement must be accompanied by an opinion of counsel of the assignee as to matters as the Administrator or such Purchaser Agent may reasonably request.

Section 5.4                                    Costs, Expenses and Taxes.

(a)                                 By way of clarification, and not of limitation, of Sections 1.7, 1.19 or 3.1, the Seller shall pay to the Administrator, any Purchaser Agent and/or any Purchaser on demand all costs and expenses in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement and the other Transaction Documents along with all related documents and agreements (including the Confirmation Order and any other court filings in connection therewith), (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights (on behalf of the Secured Parties) in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, the Purchaser Agents or the Purchasers of the obligations of the Seller, the Transferor, the Servicer or the Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including Attorney Costs relating to any of the foregoing or to advising the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider about its rights and remedies under any Transaction Document and all costs and expenses (including Attorney Costs) of the Administrator, the Purchaser Agents, the Purchasers, any Liquidity Provider or Program Support Provider in connection with the enforcement of the Transaction Documents and in connection with the administration of the Transaction Documents.  Subject to Section 1(e) of Exhibit IV of this Agreement, the Seller shall reimburse the Administrator, each Purchaser Agent and each Purchaser for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer.  The Seller shall reimburse each Conduit Purchaser for any amounts such Conduit Purchaser must pay to any Liquidity Provider or other Program Support Provider on account of any Tax.  The Seller shall

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reimburse each Conduit Purchaser on demand for all reasonable costs and expenses incurred by such Conduit Purchaser or any holder of membership interests of such Conduit Purchaser in connection with the Transaction Documents or the transactions contemplated thereby, including costs related to the auditing of the Conduit Purchaser’s books by certified public accountants, Rating Agency fees and fees and out of pocket expenses of counsel of the Administrator, any Purchaser Agent and any Purchaser, or any membership interest holder, or administrator, of such for advice relating to such Conduit Purchaser’s operation.

(b)                                 All payments made by the Seller to the Administrator, any Purchaser Agent, any Purchaser, Liquidity Provider or other Program Support Provider hereunder shall be made without withholding for or on account of any present or future taxes (other than those imposed or based on the gross or net income or receipts of the recipient by the jurisdiction under the laws of which such Person is organized, operates or where its principal executive office is located or any political subdivision thereof).  If any such withholding is so required, the Seller shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay such additional amount as may be necessary to ensure that the net amount actually received by such Person free and clear of such taxes (including such taxes on such additional amount) is equal to the amount that such Person would have received had such withholding not been made.  If any such Person pays any such taxes, penalties or interest the Seller shall reimburse such Person for that payment on demand.  If the Seller pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to such Person on whose account such withholding was made on or before the thirtieth day after payment.

(c)                                  In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents or the other documents or agreements to be delivered hereunder or thereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 5.5                                    No Proceedings; Limitation on Payments.

(a)                                 Each of the Seller, ACI, the Servicer, the Administrator, the LC Bank, the Purchaser Agents and the Purchasers and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full.  The provisions of this paragraph shall survive any termination of this Agreement.

(b)                                 Each of the Seller, ACI, the Servicer, the Administrator, the LC Bank, the Purchaser Agents and the Purchasers and each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or

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interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the Final Payout Date; provided, that the Administrator may take any such action with the prior written consent of the Majority Purchaser Agents and the LC Bank.  The provisions of this paragraph shall survive any termination of this Agreement.

(c)                                  Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall, or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay such Conduit Purchaser’s Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all of its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all such Conduit Purchaser’s Notes are paid in full.  Any amount which a Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above.  The provisions of this paragraph shall survive any termination of this Agreement.

Section 5.6                                    Confidentiality.

Unless otherwise required by Applicable Law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed: (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, (b) to the Seller’s legal counsel and auditors if they agree to hold it confidential, subject to Applicable Law, (c) in connection with any legal proceeding arising out of or in connection with this Agreement or any other Transaction Document or the preservation or maintenance of that party’s rights hereunder or thereunder, (d) if required to do so by a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise, (e) pursuant to any law in accordance with which that party is required or accustomed to act (including applicable SEC requirements), (f) to any Governmental Authority, and (g) to any Person in connection with any credit agreement or other financing transaction.  The restrictions in the preceding sentence shall not apply to disclosures to any party to this Agreement by any other party hereto, information already known to a recipient otherwise than in breach of this Section, information also received from another source on terms not requiring it to be kept confidential, or information that is or becomes publicly available otherwise than in breach of this Section.  Unless otherwise required by Applicable Law, each of the Administrator, the Purchaser Agents and the Purchasers agrees to maintain the confidentiality of non-public financial information regarding ACI, the Seller, the Transferor, the Servicer and the Originators; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to ACI, (ii) legal counsel and auditors of the Purchasers, the

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Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) any nationally recognized statistical rating organization or if applicable, the Rating Agencies rating the Notes of any Conduit Purchaser, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes and (vi) any regulatory authorities or Governmental Authority having jurisdiction over the Administrator, any Purchaser Agent, any Purchaser, any Program Support Provider or any Liquidity Provider.

Section 5.7                                    GOVERNING LAW AND JURISDICTION.

(a)                                 THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 5.8                                    Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.  Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

Section 5.9                                    Survival of Termination; Non-Waiver.

The provisions of Sections 1.7, 1.8, 1.18, 1.19, 3.1, 3.2, 5.4, 5.5, 5.6, 5.7, 5.10 and 5.14 shall survive any termination of this Agreement.

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Section 5.10                             WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 5.11                             Entire Agreement.

This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 5.12                             Headings.

The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 5.13                             Right of Setoff.

Each Secured Party is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Secured Party (including by any branches or agencies of such Secured Party) to, or for the account of, (i) the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured) and (ii) the Servicer against amounts owing by the Servicer hereunder (even if contingent or unmatured); provided that such Secured Party shall notify the Seller or the Servicer, as applicable, promptly following such setoff; provided further, that no Secured Party shall exercise any setoff against the Servicer pursuant to this Agreement with respect to any deposits of the Servicer held by such Secured Party, if such exercise is in contravention of any deposit account control agreement or other similar agreement with the Servicer that is then in effect and to which such Secured Party or an Affiliate of such Secured Party is a party in the capacity of the bank maintaining the Servicer’s relevant account.

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Section 5.14                             Purchaser Groups’ Liabilities.

The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person.  No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any member, employee, officer, director or incorporator of any such Person; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

Section 5.15                             Sharing of Recoveries.

Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery.  If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 5.16                             USA Patriot Act.

Each of the Administrator and each of the other Secured Parties hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA Patriot Act, the Administrator and the other Secured Parties may be required to obtain, verify and record information that identifies the Seller, the Originators, the Transferor, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Transferor, the Servicer and the Performance Guarantor that will allow the Administrator and the other Secured Parties to identify the Seller, the Originators, the Transferor, the Servicer and the Performance Guarantor in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act.  Each of the Seller and the Servicer agrees to provide the Administrator and each other Secured Parties, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

Section 5.17                             Tax Matters.

(a)                                 It is the intention of the parties hereto that for U.S. federal, state and local income and franchise tax purposes, each Purchase is not treated as a sale of the Purchased Interest or otherwise.

(b)                                 The Administrator, on Seller’s behalf, shall maintain a register for the recordation of the names and addresses of the Purchasers, and the Purchases (and Discount, fees and other similar amounts under this Agreement) pursuant to the terms hereof from time to time (the “Register”), including any assignee. The entries in the Register shall be conclusive absent

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manifest error, and to the extent applicable, the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a lender solely for U.S. federal income tax purposes. The Register shall be available for inspection by each Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

Section 5.18                             Severability.

Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.19                             Mutual Negotiations.

This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same.  Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ARCH RECEIVABLE COMPANY, LLC,
as Seller

By:
Name:
Title:

Address:	One CityPlace Drive, Suite 300
St. Louis, MO 63141

Attention:	Robert G. Jones
Telephone:	314-994-2716
Facsimile:	314-994-2736
Email:	bjones@archcoal.com

ARCH COAL SALES COMPANY, INC.,
as initial Servicer

By:
Name:
Title:

Address:	One CityPlace Drive, Suite 300
St. Louis, MO 63141

Attention:	Robert G. Jones
Telephone:	314-994-2716
Facsimile:	314-994-2736
Email:	bjones@archcoal.com

Third A&R RPA

(Arch)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:
Name: Michael Brown
Title: Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Attention:	Brian Stanley
Telephone:	412-768-2001
Facsimile:	412-768-5151

Third A&R RPA

(Arch)

PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser

By:
Name: Michael Brown
Title: Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Attention:	Brian Stanley
Telephone:	412-768-2001
Facsimile:	412-768-5151

Third A&R RPA

(Arch)

PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank and as an LC Participant

By:
Name: Michael Brown
Title: Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Attention:	Brian Stanley
Telephone:	412-768-2001
Facsimile:	412-768-5151

Third A&R RPA

(Arch)

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent

By:
Name: Michael Brown
Title: Senior Vice President

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Attention:	Brian Stanley
Telephone:	412-768-2001
Facsimile:	412-768-5151

Third A&R RPA

(Arch)

REGIONS BANK,
as a Purchaser Agent

By:
Name:
Title:

Address:	Regions Bank
1180 West Peachtree Street NW
Suite 1000
Atlanta, GA 30309

Attention:	Mark Kassis or Linda Harris
Telephone:	404-221-4366 or 404-221-4354
Facsimile:	404-805-0841

REGIONS BANK,
as a Related Committed Purchaser

By:
Name:
Title:

Address:	Regions Bank
1180 West Peachtree Street NW
Suite 1000
Atlanta, GA 30309

Attention:	Mark Kassis or Linda Harris
Telephone:	404-221-4366 or 404-221-4354
Facsimile:	404-805-0841

Third A&R RPA

(Arch)

REGIONS BANK,
as an LC Participant

By:
Name:
Title:

Address:	Regions Bank
1180 West Peachtree Street NW
Suite 1000
Atlanta, GA 30309

Attention: Mark Kassis or Linda Harris
Telephone: 404-221-4366 or 404-221-4354
Facsimile: 404-805-0841

Third A&R RPA

(Arch)

EXHIBIT I
DEFINITIONS

As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).  Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

“ABL Agent” has the meaning set forth in the definition of Credit Agreement.

“ACI” means Arch Coal, Inc., a Delaware corporation.

“Adjusted LC Participation Amount” means, at any time, the greater of (i) LC Participation Amount less the amount of cash collateral held in the LC Collateral Account at such time and (ii) zero ($0).

“Administration Account” means the account number 1002422076 of the Administrator maintained at the office of PNC at 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222, or such other account as may be so designated in writing by the Administrator to the Servicer.

“Administrator” has the meaning set forth in the preamble to the Agreement.

“Adverse Claim” means any Lien other than a Permitted Lien; it being understood that any Lien in favor of, or assigned to, the Administrator (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.

“Affected Person” has the meaning set forth in Section 1.7 of the Agreement.

“Affiliate” means, as to any Person:  (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer:  (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder(s) of its capital stock or membership interests, as the case may be.  For purposes of this definition, control of a Person shall mean the power, direct or indirect:  (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Agents” has the meaning set forth in the definition of Credit Agreement.

“Aggregate Capital” means at any time the aggregate outstanding Capital of all Purchasers at such time.

“Aggregate Discount” means, at any time, the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“Alternate Rate” for any Settlement Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes means an interest rate per annum equal to: (a) solely with respect to PNC and Regions, as Purchasers, (i) the daily average LMIR for such Settlement Period, or (ii) if LMIR is unavailable pursuant to Section 1.9, the Base Rate for such Settlement Period or (b) with respect to any Purchaser other than PNC or Regions, the Euro-Rate for such Settlement Period, or, in the sole and absolute discretion of the applicable Purchaser Agent, the Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to the greater of (i) 3.0% per annum above the Base Rate as in effect on such day and (ii) the “Alternate Rate” as calculated in clause (a) or (b) above, as applicable.

“Anti-Terrorism Laws” means any applicable laws or regulation relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such applicable laws or regulations, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Arch Group” has the meaning set forth in paragraph 3(c) of Exhibit IV to the Agreement.

“Arch Sales” has the meaning set forth in the preamble to the Agreement.

“Assumption Agreement” means an agreement substantially in the form set forth in Annex F to this Agreement.

“Attorney Costs” means and includes all reasonable fees, costs, expenses and disbursements of (i) prior to the occurrence of a Termination Event, one law firm for the Administrator, the Indemnified Parties and the Secured Parties (and one local law firm in each applicable jurisdiction), taken as a whole, and, in the case of any actual conflict of interest, one additional law firm to the affected parties similarly situated (and one local law firm in each applicable jurisdiction), taken as a whole and (ii) on and after the occurrence of any Termination Event, any law firm or other external counsel and all reasonable disbursements of internal counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri or such other court as shall have jurisdiction over the Chapter 11 Cases.

“Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a)                                 the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Related Committed Purchaser or, in the case of determining the Base Rate for purposes of calculating the Yield Reserve, the Administrator) as its “reference rate” or “prime rate”, as applicable.  Such “reference rate” or “prime rate” is set by the applicable Purchaser Agent (or the applicable Related Committed Purchaser or the Administrator) based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate), and

(b)                                 0.50% per annum above the latest Federal Funds Rate.

“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, the Transferor, any Originator, ACI or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“Business Day” means any day (other than a Saturday or Sunday) on which:  (a) banks are not authorized or required to close in New York City, New York, or Pittsburgh, Pennsylvania; and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate or LMIR, dealings are carried out in the London interbank market.

“Capital” means, with respect to any Purchaser, the aggregate amounts paid to the Seller in connection with Funded Purchases in respect of the Purchased Interest by such Purchaser pursuant to Section 1.2 of the Agreement (including such Purchaser’s Pro Rata Share of the aggregate amount of all unreimbursed draws deemed to be Funded Purchases pursuant to Section 1.2(e)), as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Cash Flow Forecast” has the meaning set forth in Section 1(a)(iii) of Exhibit IV.

“Change in Control” means (a) ACI ceases to own, directly or indirectly, (1) 100% of the issued and outstanding capital stock of Arch Sales free and clear of all Adverse Claims (other than any Adverse Claim in favor of either Agent), (2) 100% of the issued and outstanding capital stock or other equity interests of each Originator (it being understood that the foregoing clause (2) shall not prohibit the disposition of equity interests in any Originator to the extent (x) after giving effect to such disposition, the Person so sold is no longer party to the Purchase and Sale Agreement and (y) such disposition is not otherwise prohibited by the Transaction Documents), (3) 100% of each Company Note free and clear of all Adverse Claims (other than any Adverse Claim in favor of either Agent (so long as such Person is then party to a No Proceedings

Agreement) or (4) 100% of the membership interests of the Seller free and clear of all Adverse Claims (other than any Adverse Claim in favor of either Agent (so long as such Person is then party to a No Proceedings Agreement); or (b) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 35% or more of the voting capital stock of ACI; or (c) within a period of twelve (12) consecutive calendar months, individuals who (1) were directors of ACI on the first day of such period, (2) were nominated for election by the ACI, or (3) were approved for appointment by the board shall cease to constitute a majority of the board of directors of ACI; provided that the appointment of any directors of ACI pursuant to the Plan of Reorganization shall not result in a Change of Control.

“Chapter 11 Cases” means the Chapter 11 cases of ACI and all of its Subsidiaries jointly administered under Case No. 16-40120-705 in the U.S. Bankruptcy Court for the Eastern District of Missouri.

“Chapter 11 Debtors” means ACI and certain of its Subsidiaries that are debtors in any of the Chapter 11 Cases.

“Chapter 11 Obligor” means, at any time, an Obligor that either (a) is a debtor in a case commenced under Chapter 11 of the Bankruptcy Code and for which such case has not been converted to Chapter 7 of the Bankruptcy Code or (b) is a resident of Canada and is subject to an Insolvency Proceeding.

“Chapter 11 Obligor Receivable” means, at any time, any Receivable the Obligor of which is a Chapter 11 Obligor.

“Closing Date” means October 5, 2016.

“Collections” means, with respect to any Pool Receivable:  (a) all funds that are received by any Originator, the Transferor, ACI, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Related Committed Purchaser, LC Participant or LC Bank, as applicable, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of all Funded Purchases and all drawings under all Letters of Credit, on a combined basis, as set forth on Schedule IV or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 5.3 or in connection with a change in the Purchase Limit pursuant to Section 1.1(b) of the Agreement).  For the avoidance of doubt, in no event shall the sum of the aggregate Commitments of all Purchasers in a Purchaser Group exceed such Purchaser Group’s Group Commitment.

“Commitment Percentage” means, for each Related Committed Purchaser or related LC Participant in a Purchaser Group, the Commitment of such Related Committed Purchaser or related LC Participant, as the case may be, divided by the total of all Commitments of all Related Committed Purchasers or related LC Participants, as the case may be, in such Purchaser Group.

“Commodity Hedge” means a price protection agreement:  (i) related to crude oil, diesel fuel, heating oil, coal, SO2 allowances or other commodities used in the ordinary course of business of ACI and its Affiliates and (ii) entered into by ACI and its Affiliates for hedging purposes in the ordinary course of the operations of their business.

“Company Note” has the meaning set forth in Section 3.1 of the Sale and Contribution Agreement.

“Concentration Percentage” means: (a) for any Group A Obligor, 16%, (b) for any Group B Obligor, 16%, (c) for any Group C Obligor, 8% and (d) for any Group D Obligor, 4%.

“Concentration Reserve” means at any time, the product of (a) the Aggregate Capital plus the Adjusted LC Participation Amount, and (b)(i) the Concentration Reserve Percentage divided by (ii) 1 minus the Concentration Reserve Percentage.

“Concentration Reserve Percentage” means, at any time, the largest of the following: (i) the sum of the five (5) largest Obligor Percentages of Group D Obligors, (ii) the sum of the three (3) largest Obligor Percentages of Group C Obligors, (iii) the sum of the two (2) largest Obligor Percentages of Group B Obligors and (iv) the largest Obligor Percentage of Group A Obligors.

“Conduit” has the meaning set forth in Section 5.3(c) of the Agreement.

“Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a purchaser, or that becomes a party to this Agreement as a purchaser pursuant to an Assumption Agreement or otherwise.

“Confirmation Order” means the final order confirming the Plan of Reorganization entered by the Bankruptcy Court on September 13, 2016, which, among other things, approves the transactions described in this Agreement and the other Transaction Documents.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Covered Entity” means (a) the Seller, the Servicer, the Performance Guarantor, the Transferor and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such

Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, for any Conduit Purchaser and for any Settlement Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Conduit Purchaser to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Settlement Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to Conduit Purchasers in respect of Discount for any Settlement Period with respect to any Portion of Capital funded by such Conduit Purchasers at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Conduit Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Conduit Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement or other document pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time.  The “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (a) 3.0% per annum above the Base Rate as in effect on such day and (b) the Alternate Rate as calculated in the definition thereof.

“Credit Agreement” means (i) that certain Credit Agreement, dated as of March 7, 2017 (as extended, renewed, amended, amended and restated, supplemented or otherwise modified, the “Original Term Loan Credit Agreement”), by and among ACI, the other borrowers from time to time party thereto, the lenders from to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (in such capacities, together with its successors, the “Original Term Loan Agent” and, together with the administrative agent or collateral agent under any other agreement referred to in clause (iii) below, the “Term Loan Agent”), (ii)  that certain Credit Agreement, dated as of April [ • ], 2017 (as extended, renewed, amended, amended and restated, supplemented or otherwise modified, the “Original ABL Credit Agreement”), by and among ACI, the lenders from to time party thereto, and Regions Bank, as administrative agent (in such capacity, together with its successors, the “Original ABL Agent” and, together with the administrative agent or collateral agent under any other agreement referred to in clause (iii) below, the “ABL Agent”; the ABL Agent together with the Term Loan Agent, the “Agents”), or (iii) any other loan agreement, credit agreement, indenture or other agreement from time to time entered into by ACI, any Originator and/or any Affiliate thereof in connection with the incurrence or issuance of Debt (or commitments in respect thereof) in exchange or replacement for or to refinance the Original Term Loan Credit Agreement or the Original ABL Credit Agreement, in each case, in whole or in part, whether or not with the same or different lenders, arrangers, agents or other investors and whether with a larger or smaller aggregate principal amount and/or a longer or shorter maturity, that provides for or is secured by, in whole or in part, among other things, a mortgage, security interest or other Adverse Claim on any interest in real property or as-extracted collateral (or any proceeds thereof) of any Originator related to such Originator’s mining operations or a minehead.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators and the Transferor in effect on the Closing Date and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

“Cut-off Date” has the meaning set forth in the Sale Agreements.

“Daily Report” has the meaning set forth in Section 1(a)(ii) of Exhibit IV to this Agreement.

“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to:  (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b) (i) the aggregate credit sales made by the Originators and the Transferor during the three calendar months ended on the last day of such calendar month, divided by (ii) 90.

“Debt” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (v) any Guaranty of any such Debt.  It is understood that obligations in respect of any Hedging Transaction shall not be deemed to be Debt.

“Declining Conduit Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Declining Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing:  (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month; provided, however, that such amount may, from time to time, exclude the aggregate Outstanding Balance of Eligible Chapter 11 Receivables if consented to in writing by the Administrator and the Majority Purchaser Agents by (b) the aggregate credit sales made by the Originators and the Transferor during the month that is seven calendar months before such month.

“Defaulted Receivable” means a Receivable:

(a)                                 as to which any payment, or part thereof, remains unpaid for more than 150 days from the original due date for such payment, or

(b)                                 without duplication (i) so long as such Receivable is not an Eligible Chapter 11 Receivable, as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, (ii) that has been written off the applicable Originator’s, the Seller’s or the Transferor’s books as uncollectible or (iii) that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s, the Seller’s or the Transferor’s books as uncollectible;

provided, however, that for purposes of calculating the Default Ratio, no Receivable will be deemed to have become a Defaulted Receivable more than once.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing:  (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of:  (a) the aggregate credit sales made by the Originators and the Transferor during the two most recent calendar months to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing:  (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month by (b) the aggregate credit sales made by the Originators and the Transferor during the calendar month that is one month prior to such calendar month.

“Dilution Reserve” means, on any day, an amount equal to:  (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.

“Dilution Reserve Percentage” means, on any day, the product of (a) the Dilution Horizon multiplied by (b) the sum of (i) 2.5 times the average of the Dilution Ratios for the twelve most recent calendar months and (ii) the Spike Factor.

“Discount” means, with respect to any Purchaser:

(a)                                 for any Portion of Capital for any Settlement Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Settlement Period through the issuance of Notes:

CPR x C x ED/360

(b)                                 for any Portion of Capital for any Settlement Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Settlement Period through the issuance of Notes or, if the LC Bank and/or any LC Participant has made, or has deemed to have made, a Funded Purchase in connection with any drawing under a Letter of Credit which accrues Discount pursuant to Section 1.2(e) of the Agreement:

AR x C x ED/Year + TF

where:

AR                              =                                         the Alternate Rate for such Portion of Capital for such Settlement Period with respect to such Purchaser,

C                                       =                                         the Portion of Capital during such Settlement Period with respect to such Purchaser,

CPR                       =                                         the CP Rate for the Portion of Capital for such Settlement Period with respect to such Purchaser,

ED                               =                                         the actual number of days during such Settlement Period,

Year                      =                                         if such Portion of Capital is funded based upon:  (i) the Euro-Rate or LMIR, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

TF                                 =                                         the Termination Fee, if any, for the Portion of Capital for such Settlement Period with respect to such Purchaser;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by Applicable Law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Drawing Date” has the meaning set forth in Section 1.14 of the Agreement.

“Eligible Assignee” means any bank or financial institution acceptable to the LC Bank and the Administrator.

“Eligible Chapter 11 Receivable” means, at any time, any Chapter 11 Obligor Receivable for which both (a) either (I) a final order has been entered by the applicable United States Bankruptcy Court having jurisdiction over the related Chapter 11 Obligor (x) authorizing and approving assumption of the Contract that gave rise to such Chapter 11 Obligor Receivable, (y) authorizing the related Chapter 11 Obligor to perform (prior to assumption) post-petition under the terms of the Contract that gave rise to such Chapter 11 Obligor Receivable or (z) providing for a critical vendor order authorizing payment of such Chapter 11 Obligor Receivable to the extent such Receivable arises with respect to shipments of coal occurring pre-petition and, in each case, such order has not been subsequently stayed, reversed or vacated or (II) the related Obligor of which is a resident of Canada and (b) the Administrative Agent and the Majority Purchaser Agents have in their sole and absolute discretion provided written consent to the Seller that such Chapter 11 Obligor Receivable shall constitute an “Eligible Chapter 11 Receivable”; provided, however, that the Administrative Agent or the Majority Purchaser Agents may, upon not less than five (5) Business Days’ notice to the Seller, cancel any or all designations of Chapter 11 Obligor Receivables as Eligible Chapter 11 Receivables and thereafter such Chapter 11 Obligor Receivable(s) shall not constitute Eligible Chapter 11 Receivables for purposes of this Agreement or any other Transaction Document.

“Eligible Foreign Obligor” means an Obligor which is a resident of any country (other than the United States of America) that has a short-term foreign currency rating (or, if such country does not have such a short-term foreign currency rating, a long-term foreign currency rating) of at least “A2” (or “A”) by Standard & Poor’s and “P-1” (or “A2”) by Moody’s.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a)                                 the Obligor of which is: (i) (A) United States resident or (B) an Eligible Foreign Obligor; (ii) not (A) a United States Federal Government Authority or (B) a governmental entity within the State of Ohio; provided that TVA shall not be subject to the restriction set forth in clause (ii)(A) above; (iii) (A) not subject to any Insolvency Proceeding or (B) the Obligor of an Eligible Chapter 11 Receivable; (iv) not an Affiliate of ACI, the Transferor, the Servicer or any other Originator; and (v) not a natural person (in each case, unless consented to in writing by the Administrator and the Majority Purchaser Agents);

(b)                                 that is denominated and payable only in U.S. dollars in the United States, and the Obligor with respect to which has been instructed to remit Collections in respect thereof to a Lock-Box Account in the United States of America;

(c)                                  the Obligor of which is not a Sanctioned Person;

(d)                                 that arises under a duly authorized Contract for the sale and delivery of goods or services in the ordinary course of the applicable Originator’s or the Transferor’s business;

(e)                                  that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;

(f)                                   that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws;

(g)                                  that is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim or other claim, provided that, with respect to any Pool Receivable which is subject to any such claim, the amount of such Pool Receivable which shall be treated as an Eligible Receivable shall equal the excess of the amount of such Pool Receivable over the amount of such claim asserted by or available to the related Obligor;

(h)                                 that satisfies all applicable requirements of the applicable Credit and Collection Policy;

(i)                                     that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement;

(j)                                    in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor or any Governmental Authority);

(k)                                 for which the Administrator (on behalf of the Secured Parties) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(l)                                     that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper;

(m)                             that is neither a Defaulted Receivable nor a Delinquent Receivable;

(n)                                 for which neither the Originator thereof, the Transferor, the Seller nor the Servicer has established any offset or netting arrangements with the related Obligor;

(o)                                 for which the sum of the Outstanding Balances of all Receivables of the related Obligor with respect to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment do not exceed 35.00% of the Outstanding Balance of all such Obligor’s Receivables;

(p)                                 that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or the Transferor;

(q)                                 that (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(r)                                    that if such Receivable has not yet been billed, the related coal has been shipped within the last 60 days;

(s)                                   that does not have a due date which is more than 90 days after the original invoice date of such Receivable; and

(t)                                    that if such Receivable is a Rio Tinto Receivable, a Rio Tinto Trigger Event has not occurred with respect to any Rio Tinto Receivable (it being understood that upon the occurrence of a Rio Tinto Trigger Event with respect to any Receivable, then on and after such time, no Rio Tinto Receivables, whether or not then in the Receivables Pool prior to such Rio Tinto Trigger Event, shall be an Eligible Receivable).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the rulings and regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means:  (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, the Transferor, any Originator or ACI, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, the Transferor, any Originator or ACI, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, the Transferor, any Originator, ACI, any corporation described in clause (a) or any trade or business described in clause (b).

“Euro-Rate” means with respect to any Settlement Period, the greater of (a) 0.00% and (b) the interest rate per annum determined by the applicable Purchaser Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by such Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in U.S. dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such period (or on any successor or substitute page of such service, or any successor or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by such Purchase Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Settlement Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Settlement Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.  The Euro-Rate may also be expressed by the following formula:

Euro-Rate =	Composite of London interbank offered rates
shown on Bloomberg Finance L.P. Screen
US0001M or appropriate successor
1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).  The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date.  The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

“Excess Concentration” means the sum, without duplication, of the following amounts:

(i) the amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to the Concentration Percentage for such Obligor multiplied by the Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have a stated maturity which is more than 45 days after the original invoice date of such Eligible Receivables exceeds 10% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(iii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is an Eligible Foreign Obligor exceeds 20% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(iv) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the coal with respect to which has been shipped but not yet billed for more than 30 days but not more than 60 days from shipment exceeds 10% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(v) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the coal with respect to which has been shipped but not yet billed exceeds 50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Facility Termination Date” means the earliest to occur of:  (a) the date determined pursuant to Section 2.2 of this Agreement, (b) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of this Agreement, (c) with respect to each Purchaser Group, the earliest to occur of (i) the date that the commitments of the related Liquidity Providers, if any, terminate under the Liquidity Agreement and (ii) the date that the Commitments of all Related Committed Purchasers in such Purchaser Group terminate hereunder, (d) the date which is 15 days after the date on which the Administrator has received written notice from the Seller of its election to terminate the Purchase Facility, (e) with respect to the LC Bank, any LC Participant or any Related Committed Purchaser, the LC Bank’s, such LC Participant’s or such Related Committed Purchaser’s Scheduled Commitment Termination Date, and (f) the date, if any, that is 364 days following the first day that Liquidity is less than $175,000,000 for a period of 60 consecutive days.

“FAS 166/167” has the meaning set forth in Section 1.7(c) of the Agreement.

“FASB” has the meaning set forth in Section 1.7(a) of the Agreement.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).”  If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.”  If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letters” has the meaning set forth in Section 1.5 of the Agreement.

“Fees” means the fees payable by the Seller pursuant to the applicable Fee Letter.

“Final Payout Date” means the latest of (i) the Facility Termination Date, (ii) the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, (iii) the LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn (unless backstopped in a manner agreed to in writing by the LC Bank and the Majority LC Participants in their sole and absolute discretion), (iv) the date all other amounts owing to the Purchaser Agents, the Purchasers, the Administrator and the other Indemnified Parties and Affected Person under this Agreement and each of the other Transaction Documents have been paid in full (other than indemnification or other contingent obligations not yet due and owing) and (v) all accrued Servicing Fees have been paid in full.

“Fresh Start Reporting” means the preparation of consolidated financial statements of ACI in accordance with the American Institute of Certified Public Accountants Statement of Position (90-7), which reflects the consummation of the transactions contemplated by the Plan of Reorganization on a presumed effective date of October 5, 2016.

“Funded Purchase” means a purchase or deemed purchase of undivided percentage ownership interests in the Purchased Interest under the Agreement which (i) is paid for in cash, including pursuant to Section 1.1(b) (other than through reinvestment of Collections pursuant to Section 1.4(b) of the Agreement) or (ii) is treated as a Funded Purchase pursuant to Section 1.2(e) of the Agreement and/or any of the provisions set forth in Sections 1.11 through 1.20 of the Agreement.

“Governmental Acts” has the meaning set forth in Section 1.19 of the Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any agency, authority, instrumentality, body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any court and any supra-national bodies such as the European Union or the European Central Bank.

“Group A Obligor” means any Obligor with a short-term rating of at least:  (a) “A1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

“Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least:  (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

“Group Capital” means, with respect to any Purchaser Group, an amount equal to the aggregate outstanding Capital of all Purchasers within such Purchaser Group.

“Group C Obligor” means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least:  (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

“Group Commitment” means, with respect to any Purchaser Group, the aggregate of the Commitments of each Related Committed Purchaser within such Purchaser Group, which amount is set forth on Schedule IV hereto.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Hedging Transaction” means any of the following transactions by ACI or any of its Subsidiaries:  any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or any combination of the foregoing transactions, including, without limitation, any Interest Rate Hedge or any Commodity Hedge.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of the Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of the Agreement.

“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to the Agreement.

“Information Package” means a report, in substantially the form of Annex A to the Agreement, furnished to the Administrator pursuant to the Agreement.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Interest Rate Hedge” means an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by ACI or any of its Affiliates in the ordinary course operations of their business.

“Interim Report” means each Daily Report and Weekly Report.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of the Internal Revenue Code also refer to any successor sections.

“Issuance Notice” has the meaning set forth in Section 1.12(a) of the Agreement.

“LC Bank” has the meaning set forth in the preamble to the Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrator.

“LC Fee Expectation” has the meaning set forth in Section 1.15(c) of the Agreement.

“LC Participant” means each Person listed as such (and its respective Commitment) for each Purchaser Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“LC Participation Amount” means, at any time, the then sum of the undrawn amounts of all outstanding Letters of Credit.

“Letter of Credit” means any stand-by letter of credit issued by the LC Bank for the account of the Seller (or for the account of the Transferor or any Subsidiary thereof, as applicable) pursuant to the Agreement.

“Letter of Credit Application” has the meaning set forth in Section 1.12 of the Agreement.

“Lien” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing) or any hypothetical lien that would give a trustee superior rights to the Administrator or any of the Secured Parties.

“Liquidity” means the sum of (i) unrestricted cash or Permitted Investments of ACI and its Subsidiaries (other than the Securitization Subsidiaries and Bonding Subsidiaries) that are not Foreign Subsidiaries, (ii) withdrawable funds from brokerage accounts of ACI and its Subsidiaries (other than the Securitization Subsidiaries and Bonding Subsidiaries) that are not Foreign Subsidiaries and (iii) any unused commitments that are available to be drawn by ACI pursuant to the terms of this Agreement and any Working Capital Facility.  For purposes of this definition, the terms “Securitization Subsidiaries,” “Bonding Subsidiaries,” “Foreign Subsidiaries” and “Working Capital Facility” have the following meanings:

“Bonding Subsidiary” means a Subsidiary of ACI the sole purpose of which is to own a leasehold interest in a coal lease where the lessor thereof is a Person who is not an Affiliate of ACI (but not to operate any mining operations thereon) and to enter into surety or similar arrangements to provide payment assurances to the lessor thereof related to the cost of acquiring such leasehold interest and any bonus bid and royalty payments thereunder, and Bonding Subsidiaries shall mean, collectively, each and every Bonding Subsidiary.

“Foreign Subsidiaries” means, for any Person, each Subsidiary (other than a Loan Party) of such Person that is (a) a “controlled foreign corporation” (a “CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986, (b) a Subsidiary of a CFC or (c) a Subsidiary substantially all of the assets of which constitute equity interests (or equity interests and indebtedness) of CFCs or of Subsidiaries described in this clause (c).

“Securitization Subsidiary” means a Subsidiary of ACI (all of the outstanding equity interests of which, other than de minimis preferred stock and director’s qualifying shares, if any, are owned, directly or indirectly, by ACI) that is established for the limited purpose of acquiring and financing accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by ACI or any Subsidiary of ACI and interests therein of ACI  or any Subsidiary of ACI and engaging in activities ancillary thereto.

“Working Capital Facility” shall mean any revolving credit facility entered into by ACI for general working capital purposes, including the Original ABL Credit Agreement.

“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into in connection with the Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“LLC Agreement” means the limited liability company agreement of Seller.

“LMIR” means for any day during any Settlement Period, the greater of (a) 0.00% and (b) the interest rate per annum determined by dividing (i) the one-month Eurodollar rate for U.S. dollar deposits as reported by Bloomberg Finance L.P. and shown on US0001M Screen or any other service or page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage on such day.  The calculation of LMIR may also be expressed by the following formula:

One-month Eurodollar rate for U.S. Dollars
shown on Bloomberg US0001M Screen
or appropriate successor
LMIR	=

1.00 - Euro-Rate Reserve Percentage

LMIR shall be adjusted on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date.

“Lock-Box Account” means each account listed on Schedule II to this Agreement (in each case, in the name of the Seller) and maintained at a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

“Lock-Box Agreement” means each agreement, in form and substance reasonably satisfactory to the Administrator, among the Seller, the Servicer, the Administrator and a Lock-Box Bank, governing the terms of the related Lock-Box Accounts.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts; provided, however, that such bank or other financial institution shall be either PNC or an Affiliate thereof so long as PNC is the Administrator.

“Loss Reserve” means, on any date, an amount equal to:  (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such date multiplied by (b) (i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any date,(i) the product of (A) 2.5 times (B) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months times (C) the aggregate credit sales made by the Originators and the Transferor during the 5 most recent calendar months divided by (ii) the Net Receivables Pool Balance as of such date.

“Majority LC Participants” means, at any time, (i) if fewer than three (3) LC Participants are then a party to this Agreement, all LC Participants and (ii) otherwise, the LC Participants whose Commitments aggregate more than 66 2/3% of the Commitments of all LC Participants at such time; provided that so long as Regions’ Pro Rata Share of the Commitments are not less than its Pro Rata Share of the Commitments as of the Closing Date, the Majority LC Participants shall include Regions.

“Majority Purchaser Agents” means, at any time, (i) if fewer than three (3) Purchaser Agents are then a party to this Agreement, all Purchaser Agents and (ii) otherwise, the Purchaser Agents for the Purchaser Groups with Related Committed Purchasers whose Commitments aggregate more than 66 2/3% of the aggregate of the Commitments of all Related Committed Purchasers in all Purchaser Groups; provided that so long as Regions’ Ratable Share of the Commitments are not less than its Ratable Share of the Commitments as of the Closing Date, the Majority Purchaser Agents shall be required to include Regions.

“Material Adverse Effect” means relative to any Person with respect to any event or circumstance, a material adverse effect on:

(a)                                 the assets, operations, business or financial condition of such Person;

(b)                                 the ability of any such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party;

(c)                                  the validity or enforceability of the Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any of the Pool Receivables;

(d)                                 the status, perfection, enforceability or priority of any Secured Party’s or the Seller’s interest in the Pool Assets; or

(e)                                  the rights and remedies of any Secured Party under the Transaction Documents.

“Minimum Dilution Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such day, multiplied by (b)(i)the Minimum Dilution Reserve Percentage divided by (ii) 100% minus the Minimum Dilution Reserve Percentage on such day.

“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months multiplied by (b) the Dilution Horizon.

“Minimum Liquidity” means $275,000,000.

“Minimum Liquidity Period” means each period, if any, commencing on the date that the Liquidity is less than the Minimum Liquidity and ending on (but not including) the date, if any, that the Liquidity is no longer less than the Minimum Liquidity.

“Monthly Settlement Date” means the 21st day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and continuation of any Termination Event, the Monthly Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Monthly Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Monthly Settlement Date pursuant to this definition).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage or deed of trust in favor of any Person on any real property of any Originator for which all, or any portion thereof, is a location of such Originator’s mining operations or a minehead.

“Net Receivables Pool Balance” means, at any time:  (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“No Proceedings Agreement” means each of (a) that certain no proceedings letter agreement, dated as of March 7, 2017, among the Administrator, the Term Loan Agent, Seller and ACI, (b) that certain no proceedings letter agreement, dated as of April [ • ], 2017, among the Administrator, the ABL Agent, Seller and ACI and (c) any additional replacement or successor agreement consented to in writing by the Administrator in its reasonable discretion and entered into by the agent under any Credit Agreement and ACI.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Order” has the meaning set forth in Section 1.20 of the Agreement.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrator.

“Originator Performance Guaranty” means the Amended and Restated Originator Performance Guaranty, dated as of the Closing Date, by each Originator in favor of the Administrator for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 5.3(b) of the Agreement.

“Participant Register” has the meaning set forth in Section 5.3(b) of the Agreement.

“Paydown Notice” has the meaning set forth in Section 1.4(f)(i) of the Agreement.

“Performance Guarantor” means ACI.

“Performance Guaranty” means the Third Amended and Restated Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrator for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Lien” means any Lien (a) as to which no enforcement collection, execution, levy or foreclosure proceeding shall have been commenced or threatened and that solely secure the payment of taxes, assessments and/or governmental charges or levies, if and to the extent the same are either (x) not yet due and payable or (y) being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP, but, in any case, only to the extent that such Lien securing payment of such taxes or assessments or other governmental charges constitutes an inchoate tax lien, and (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business, in any case, as to which no enforcement collection, execution, levy or foreclosure proceeding shall have been commenced or threatened; provided, however, that no Lien(s) that could (individually or in the aggregate) be expected to result in a Material Adverse Effect shall constitute a Permitted Lien.

“Permitted Investments” means:

i.                  securities with maturities of 18 months or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof;

ii.               certificates of deposit and time deposits with maturities of 18 months or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000;

iii.            repurchase obligations of any commercial bank satisfying the requirements of clause (ii) of this definition with respect to securities issued or fully guaranteed or insured by the United States government;

iv.           commercial paper of a domestic issuer rated at least A-2 by Standard & Poor’s or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of Standard & Poor’s and Moody’s cease publishing ratings of investments;

v.              securities with maturities of 18 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s;

vi.           securities with maturities of 18 months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition;

vii.        corporate obligations such as notes, bonds, loan participation certificates, master notes, and variable rate demand notes rated at least A by Standard & Poor’s or A2 by Moody’s;

viii.     asset backed and mortgage backed securities and collateralized mortgage obligations rated AAA by Standard & Poor’s or Aaa by Moody’s;

ix.           money market auction rate preferred securities and auction rate notes with auctions scheduled no less frequently than every 49 days; and

x.              shares of money market mutual or similar funds which invest principally in assets satisfying the requirements of clauses (i) through (ix) of this definition.

“Permitted Merger” means (i) any merger of any existing Originator into any other existing Originator or (ii) any merger of any existing Originator into ACI.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan of Reorganization” shall mean the chapter 11 plan of reorganization of the Chapter 11 Debtors confirmed by the Confirmation Order.

“PNC” has the meaning set forth in the preamble to the Agreement.

“Pool Assets” has the meaning set forth in Section 1.2(d) of the Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Prior Agreement” has the meaning set forth in the preamble to the Agreement.

“Prior Agreement Outstanding Amounts” has the meaning set forth in the preamble to the Agreement.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for:  (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes, with respect to any Conduit Purchaser,  any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Pro Rata Share” means, as to any LC Participant, a fraction, the numerator of which equals the Commitment of such LC Participant at such time and the denominator of which equals the aggregate of the Commitments of all LC Participants at such time.

“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.

“Purchase and Sale Agreement” means the Second Amended and Restated Purchase and Sale Agreement, dated as of the Closing Date, between the Originators and the Transferor, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement.

“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement.

“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement.

“Purchase Date” means the date on which a Funded Purchase or a reinvestment is made pursuant to this Agreement.

“Purchase Facility” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Purchase Limit” means $160,000,000, as such amount may be reduced pursuant to Section 1.1 (b) of the Agreement or otherwise in connection with any Exiting Purchaser, or increased pursuant to Section 1.1(f) of this Agreement.  References to the unused portion of the

Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then Aggregate Capital plus the LC Participation Amount.

“Purchase Notice” has the meaning set forth in Section 1.2(a) of the Agreement.

“Purchase Price” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

“Purchase Report” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

“Purchased Interest” means, at any time, the undivided percentage ownership interest in:  (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security (but excluding, for the avoidance of doubt, any Seller’s Permitted Payments).  Such undivided percentage interest shall be computed as:

Aggregate Capital + Adjusted LC
 Participation Amount + Total Reserves

Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of the Agreement.

“Purchaser” means each Conduit Purchaser, Related Committed Purchaser, LC Participant and the LC Bank.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to the Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers, related Purchaser Agent and related LC Participants, (ii) for Regions, Regions as a Purchaser Agent, a Related Committed Purchaser and an LC Participant and (iii) for PNC, PNC as a Purchaser Agent, a Related Committed Purchaser, the LC Bank and an LC Participant.

“Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.

“Purchasing Related Committed Purchaser” has the meaning set forth in Section 5.3(c) of the Agreement.

“Ratable Share’ means, for each Purchaser Group, such Purchaser Group’s Group Commitment divided by the aggregate Group Commitments of all Purchaser Groups.

“Rating Agency” mean each of Standard & Poor’s and Moody’s (and/or each other rating agency then rating the Notes of any Conduit Purchaser).

“Receivable” means any indebtedness and other obligations owed to any Originator, the Transferor or the Seller by, or any right of the Seller, the Transferor or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, as-extracted collateral, chattel paper, a payment intangible, an instrument or a general intangible, in each instance arising in connection with the sale of goods or the rendering of services, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.  Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale and Contribution Agreement prior to the Facility Termination Date.

“Regions” means Regions Bank.

“Register” has the meaning set forth in Section 5.17 of the Agreement.

“Reimbursement Obligation” has the meaning set forth in Section 1.14 of the Agreement.

“Related Committed Purchaser” means each Person listed as such for each Conduit Purchaser as set forth on the signature pages of the Agreement or in any Assumption Agreement or Transfer Supplement.

“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a)                                 all of the Seller’s, the Transferor’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(b)                                 all instruments and chattel paper that may evidence such Receivable;

(c)                                  all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d)                                 all of the Seller’s, the Transferor’s and each Originator’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

(e)                                  all of the Seller’s rights, interests and claims under the Sale Agreements and the other Transaction Documents.

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV of the Agreement.

“Rio Tinto” means Rio Tinto Energy America Inc.

“Rio Tinto Receivable” means a Receivable (a) arising under the “SRP Contract” (as such term is defined in the Coal Sales Agreement, dated October 1, 2009, by and among ACI and Kennecott Coal Sales Company (the “SRP Agreement”) and acquired by ACI pursuant to the terms and conditions of such SRP Agreement or (b) arising under a “Coal Sales Agreement” (as such term is defined in the Arch Coal Supply Agreement, dated October 1, 2009, between ACI and Rio Tinto (the “Rio Tinto Agreement”) and acquired by ACI pursuant to the terms and conditions of such Rio Tinto Agreement.

“Rio Tinto Trigger Event” means, with respect to all Rio Tinto Receivables, the first to occur of (a) Rio Tinto shall fail to maintain a long term debt rating of at least  “BBB-” by Standard & Poor’s and “Baa3” by Moody’s and (b) the aggregate amount of any asserted dispute, offset, hold back, defense, or Adverse Claim outstanding against all Rio Tinto Receivables shall be greater than $50,000.

“Sale Agreements” means, collectively the Purchase and Sale Agreement and the Sale and Contribution Agreement.

“Sale and Contribution Agreement” means the Second Amended and Restated Sale and Contribution Agreement, dated as of the Closing Date, between the Transferor and the Seller, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Sale and Contribution Indemnified Amounts” has the meaning set forth in Section 9.1 of the Sale and Contribution Agreement.

“Sale and Contribution Indemnified Party” has the meaning set forth in Section 9.1 of the Sale and Contribution Agreement.

“Sale and Contribution Termination Date” has the meaning set forth in Section 1.4 of the Sale and Contribution Agreement.

“Sale and Contribution Termination Event” has the meaning set forth in Section 8.1 of the Sale and Contribution Agreement.

“Sales Agency Agreements” means each of (i) the Customer Relations and Marketing Services Agreement, dated as of January 1, 2006, between Arch Sales and the Originators from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time and (ii) the Customer Relations and Marketing Services Agreement, dated as of June 15, 2011, between Arch Sales and the Originators from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Scheduled Commitment Termination Date” means with respect to the LC Bank, any LC Participant or any Related Committed Purchaser, April [  ], 2020, as such date may be extended from time to time in the sole and absolute discretion of the LC Bank, such LC Participant or such Related Committed Purchaser, as the case may be.

“SEC” shall mean the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means the Administrator, each Purchaser, each Purchaser Agent, each Indemnified Party and each Affected Person.

“Seller” has the meaning set forth in the preamble to the Agreement.

“Seller’s Permitted Payments” means amounts paid to the Seller for its own account by (or on behalf of) the Administrator, the Purchaser Agents and the Purchasers as proceeds of Purchases or pursuant to Section 1.4, in each case, in accordance with the terms of this Agreement and the other Transaction Documents, solely to the extent such amounts have been used by the Seller to (i) pay the “Purchase Price” due by the Seller to the Transferor under the Sale and Contribution Agreement, (ii) make payments of principal or interest due to the Transferor under the Company Note or (iii) make other Restricted Payments, in each case, solely to the extent such payments were permitted (and not prohibited) when made by the terms of this Agreement and the other Transaction Documents.

“Seller’s Share” of any amount means the greater of:  (a) $0 and (b) such amount minus the Purchasers’ Share.

“Servicer” has the meaning set forth in the preamble to the Agreement.

“Servicing Fee” means the fee referred to in Section 4.6 of the Agreement.

“Servicing Fee Rate” means the rate referred to in Section 4.6 of the Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the Monthly Settlement Date and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Settlement Period” means:  (a) before the Facility Termination Date:  (i) initially the period commencing on the date of the initial purchase pursuant to Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date, and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date, and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

“Solvent” means, with respect to any Person at any time, a condition under which:

(i)                                     the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)                                  the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii)                               such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv)                              such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A)                               the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B)                               the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C)                               the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

(D)                               the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Spike Factor” means, for any calendar month, (a) the positive difference, if any, between:  (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

“Standard & Poor’s” means S&P Global Ratings and any successor thereto.

“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled:  (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with generally accepted accounting principles, consistently applied.

“Taxes” has the meaning set forth in Section 1.10 of the Agreement.

“Term Loan Agent” has the meaning set forth in the definition of Credit Agreement.

“Termination Day” means:  (a) each day on which the conditions set forth in Section 2(b) of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to the Agreement.

“Termination Fee” means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which:  (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the applicable Purchaser from investing the proceeds of such reductions of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Total Reserves” means, at any time, the sum of:  (a) the Yield Reserve, plus (b) the greater of (i) the Concentration Reserve plus the Minimum Dilution Reserve and (ii) the Loss Reserve plus the Dilution Reserve.

“Transaction Documents” means the Agreement, the Lock-Box Agreements, each Fee Letter, the Purchase and Sale Agreement, the Sale and Contribution Agreement, each Company Note, the Performance Guaranty, the Originator Performance Guaranty, each Sales Agency Agreement, any No Proceedings Agreement and all Information Packages, Interim Reports, other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

“Transfer Supplement” has the meaning set forth in Section 6.3(c) of this Agreement.

“Transferor” has the meaning set forth in the Sale and Contribution Agreement.

“TVA” means Tennessee Valley Authority, an Obligor of the Originators and the Transferor.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

“Unmatured Sale and Contribution Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Sale and Contribution Termination Event.

“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Weekly Report” has the meaning set forth in Section 1(a)(ii) of Exhibit IV to the Agreement.

“Yield Reserve” means, on any date, an amount equal to:  (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Servicer on such date multiplied by (b) (i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.

“Yield Reserve Percentage” means at any time:

(BR+SFR) x l.5 x DSO
              360

where:

BR                              =                                         the Base Rate computed for the most recent Settlement Period,

DSO                       =                                         Days’ Sales Outstanding, and

SFR                         =                                         the Servicing Fee Rate

Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  As the context requires, all terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.  Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II
CONDITIONS PRECEDENT

1.                                      Conditions Precedent to Effectiveness.  The effectiveness of the Agreement is subject to the condition precedent that (I) the Confirmation Order shall have been entered and shall not be subject to a stay or have been reversed, modified or amended (other than as otherwise consented to in writing by the Administrator and each Purchaser), (II) the Plan of Reorganization shall have become effective and (III) the Administrator and each Purchaser Agent shall have received, on or before the Closing Date, each of the following, each in form and substance (including the date thereof) reasonably satisfactory to the Administrator and each Purchaser Agent:

(a)                                 Counterparts of (i) the Agreement, (ii) each Sale Agreement, (iii) the Performance Guaranty, (iv) each Fee Letter and (v) the Originator Performance Guaranty, in each case, duly executed by the parties thereto.

(b)                                 Certified copies of:  (i) the resolutions of the board of directors of each of the Seller, the Originators, the Transferor, and ACI authorizing the execution, delivery and performance by the Seller, the Originators, the Transferor and ACI, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws or limited liability company agreement, as applicable, of the Seller, the Originators, the Transferor and ACI.

(c)                                  A certificate of the Secretary or Assistant Secretary of the Seller, each of the Originators, the Transferor and ACI certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents to which it is a party.  Until the Administrator receives a subsequent incumbency certificate from the Seller, the Originators, the Transferor or ACI, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, the Originators, the Transferor or ACI, as the case may be.

(d)                                 Completed UCC search reports, dated the Closing Date or no earlier than 30 days prior thereto, listing the financing statements filed in all applicable jurisdictions that name any Originator, Transferor or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator may reasonably request, showing no Adverse Claims on any Pool Assets other than any security interests that are released as of the Closing Date pursuant to the Confirmation Order or the Plan of Reorganization.

(e)                                  Favorable opinions, addressed to the Administrator, each Purchaser Agent and each Purchaser, in form and substance reasonably satisfactory to the Administrator, of external counsel for the Seller, the Originators, the Servicer and ACI, covering such matters as the Administrator may reasonably request, including, without limitation, (i) certain Delaware corporate and no conflict matters, (ii) certain organizational and New York enforceability matters (iii) certain bankruptcy matters, and (iv) certain UCC creation and Delaware perfection matters.

(f)                                   Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letters), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement (including all Attorney Costs that have been invoiced at least one (1) Business Day prior to the Closing Date and payment of reasonable costs and expenses to counsel for Regions in an amount not to exceed $15,000) and the Fee Letters.

(g)                                  Each Fee Letter duly executed by the Seller and ACI.

(h)                                 Good standing certificates with respect to each of the Seller, the Originators, the Transferor and ACI issued by the Secretary of State (or similar official) of the state of each such Person’s organization or formation and principal place of business.

(i)                                     All information with respect to the Receivables as the Administrator or the Purchasers may reasonably request.

(j)                                    A copy of the Confirmation Order.

2.                                      Conditions Precedent to All Funded Purchases, Issuances of Letters of Credit and Reinvestments.  Each Funded Purchase (including the initial Funded Purchase) and the issuance of any Letters of Credit and each reinvestment shall be subject to the further conditions precedent that:

(a)                                 in the case of each Funded Purchase and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase or issuance, as the case may be, in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, a completed pro forma Information Package to reflect the level of the Aggregate Capital, the LC Participation Amount and related reserves and the calculation of the Purchased Interest after such subsequent purchase or issuance, as the case may be, and a completed Purchase Notice or Issuance Notice, as applicable, in the form of Annex B-1 or B-2, as applicable; and

(b)                                 on the date of such Funded Purchase, issuance or reinvestment, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Purchase, issuance or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i)                                     the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such Funded Purchase, issuance or reinvestment as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(ii)                                  no event has occurred and is continuing, or would result from such Funded Purchase, issuance or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

(iii)                               the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Funded Purchase, issuance or reinvestment, as the case may be, shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv)                              the Facility Termination Date has not occurred.

EXHIBIT III
REPRESENTATIONS AND WARRANTIES

1.                                      Representations and Warranties of the Seller.  The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the Closing Date that:

(a)                                 Existence and Power.  The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Company and Governmental Authorization, Contravention.  The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party (i) are within the Seller’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, (ii) except as would not reasonably be expected to have a Material Adverse Effect, do not contravene, or constitute a default under, any provision of Applicable Law or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller and (iii) do not result in the creation or imposition of any lien (other than liens in favor of the Administrator) on assets of the Seller.

(c)                                  Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)                                 Accuracy of Information.  All information heretofore furnished in writing by the Seller to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Seller to the Administrator, any Purchaser Agent or any Purchaser in writing pursuant to this Agreement or any Transaction Document will be, taken as a whole, true and accurate in all material respects on the date such information is stated or certified; provided that with respect to projected financial information and information of a general economic or industry specific nature, the Seller represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made.

(e)                                  Actions, Suits.  Except as set forth in Schedule III, there are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or its properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

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(f)                                   Accuracy of Exhibits; Lock-Box Arrangements.  The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete in all material respects.  The Seller has delivered a copy of all Lock-Box Agreements to the Administrator.  The Seller has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have exclusive ownership and control of the Lock-Box Account at such Lock-Box Bank.

(g)                                  No Material Adverse Effect.  Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect with respect to the Seller.

(h)                                 Names and Location.  The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as such term is defined in the applicable UCC) in Delaware.  The office where the Seller keeps its records concerning the Receivables is at the address set forth below its signature to this Agreement.

(i)                                     Margin Stock.  The Seller is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any purchase or reinvestment hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(j)                                    Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(k)                                 Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator and the Transferor with regard to each Receivable originated by such Originator or the Transferor, as applicable.

(l)                                     Investment Company Act. The Seller is neither (i) required to register as an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended nor (ii) is a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

(m)                             Mortgages Covering As-Extracted Collateral.  There are no mortgages that are effective as financing statements covering as-extracted collateral that constitutes Pool Assets and that name any Originator (or, if such Originator is not the “record owner” of the underlying

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property, any “record owner” with respect to such as-extracted collateral, as such term is used in the UCC) as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

(n)                                 Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

2.                                      Representations and Warranties of the Servicer.  The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the Closing Date that:

(a)                                 Existence and Power.  The Servicer is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Company and Governmental Authorization, Contravention.  The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party (i) are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, (ii) except as would not reasonably be expected to have a Material Adverse Effect, do not contravene, or constitute a default under, any provision of Applicable Law or of the certificate of incorporation or bylaws of the Servicer or of any judgment, injunction, order or decree or agreement or other instrument binding upon the Servicer and (iii) do not result in the creation or imposition of any lien on assets of the Servicer (other than in favor of the Administrator under the Transaction Documents) or any of its Subsidiaries.

(c)                                  Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d)                                 Accuracy of Information.  All information heretofore furnished in writing by the Servicer to the Administrator, any Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Servicer to the Administrator, any Purchaser Agent or any Purchaser in writing pursuant to this Agreement or any other Transaction Document will be, taken as a whole, true

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and accurate in all material respects on the date such information is stated or certified; provided that with respect to projected financial information and information of a general economic or industry specific nature, the Servicer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made.

(e)                                  Actions, Suits.  Except as set forth in Schedule III, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or ACI or any of its Subsidiaries or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(f)                                   No Material Adverse Effect.  Since the Closing Date, there has been no Material Adverse Effect on the Servicer.

(g)                                  Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator and the Transferor with regard to each Receivable originated by such Originator or the Transferor, as applicable.

(h)                                 Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i)                                     Lock-Box Accounts.  On or prior to the Closing Date, the Servicer has transferred and assigned all of its right, title and interest in and to, and remedies, powers and privileges under, the Lock-Box Accounts to the Seller.

(j)                                    Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(k)                                 Effectiveness of Orders.  The Confirmation Order is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (other than any amendment or modification approved in writing by the Administrator and the Majority Purchaser Agents in their sole discretion).

3.                                      Representations, Warranties and Agreements Relating to the Security Interest.  The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:

(a)                                 The Receivables.

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(i)                                     Creation.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Secured Parties), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

(ii)                                  Nature of Receivables.  The Receivables included in the Receivables Pool constitute either “accounts” (including, without limitation, “accounts” constituting “as-extracted collateral”), “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.

(iii)                               Ownership of Receivables.  The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim.

(iv)                              Perfection and Related Security.  The Seller has caused (and shall have caused each Originator and the Transferor to cause) the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the sale of the Receivables and Related Security from such Originator to the Transferor pursuant to the Purchase and Sale Agreement and in order to perfect the sale from the Transferor to the Seller pursuant to the Sale and Contribution Agreement, and the sale and security interest therein from the Seller to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts” (including, without limitation, “accounts” constituting “as-extracted collateral”),  “general intangibles,” or “tangible chattel paper.”

(v)                                 Tangible Chattel Paper.  With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables.  The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.

(b)                                 The Lock-Box Accounts.

(i)                                     Nature of Accounts.  Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)                                  Ownership.  The Seller owns and has good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim.

(iii)                               Perfection.  The Seller has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank, respectively, has agreed, following the occurrence and continuation of a Termination Event or Unmatured Termination

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Event or during a Minimum Liquidity Period, to comply with all instructions originated by the Administrator (on behalf of the Secured Parties) directing the disposition of funds in such Lock-Box Account without further consent by the Seller or the Servicer.

(c)                                  Priority.

(i)                                     Other than the transfer of the Receivables to the Transferor, the Seller and the Administrator under the Purchase and Sale Agreement, the Sale and Contribution Agreement and this Agreement, respectively, and/or the security interest granted to the Transferor, the Seller and the Administrator pursuant to the Purchase and Sale Agreement, the Sale and Contribution Agreement and this Agreement, respectively, neither the Transferor, the Seller nor any Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been or will be released or terminated.  Neither the Seller, the Transferor nor any Originator has authorized the filing of, or is aware of any financing statements against any of the Seller, the Transferor or such Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Originator to the Transferor under the Purchase and Sale Agreement or relating to the sale thereof by the Transferor to the Seller under the Sale and Contribution Agreement or (ii) relating to the security interest granted to the Administrator under this Agreement.

(ii)                                  The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, the Servicer, the Transferor, any Originator, ACI, or any of their ERISA Affiliates other than such judgment, ERISA or tax lien filing that (x)(A) has not been outstanding for greater than 30 days from the earlier of such Person’s knowledge or notice thereof, (B) is less than $250,000 and (C) does not otherwise give rise to a Termination Event under clause (l) of Exhibit V hereto or (y) as to which no enforcement collection, execution, levy or foreclosure proceeding shall have been commenced or threatened and that solely secures the payment of taxes, if and to the extent the taxes are either (A) not yet due and payable or (B) being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles, but, in any case, only to the extent such lien securing payment of such taxes constitutes an inchoate tax lien.

(iii)                               The Lock-Box Accounts are not in the name of any person other than the Seller or the Administrator.  Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator.

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(d)                                 Survival of Supplemental Representations.  Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

(e)                                  No Waiver.  To the extent required pursuant to the securitization program of any Conduit Purchaser, the parties to this Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Section; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in this Section, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section.

(f)                                   Servicer to Maintain Perfection and Priority.  In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections.  The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest.  The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator, the Transferor or the Administrator where allowed by Applicable Law.  Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority prior to the Final Payout Date to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrator.

(g)                                  Mining Operations and Mineheads.  The Servicer shall (and shall cause each applicable Originator to) promptly, and in any event within 30 days of any change, deletion or addition to the location of any Originator’s mining operations or mineheads set forth on Schedule V to the Purchase and Sale Agreement, (i) notify the Administrator and each Purchaser Agent of such change, deletion or addition, (ii) cause the filing or recording of such financing statements and amendments and/or releases to financing statements, mortgages or other instruments, if any, necessary to preserve and maintain the perfection and priority of the security interest of the Transferor, Seller and Administrator (on behalf of the Secured Parties) in the Pool Assets pursuant to this Agreement, in each case in form and substance reasonably satisfactory to the Administrator and (iii) deliver to the Administrator and each Purchaser Agent an updated Schedule V to the Purchase and Sale Agreement reflecting such change, deletion or addition; it being understood that no Receivable the related location of mining operations and/or mineheads of which is not as set forth on Schedule V to the Purchase and Sale Agreement as of the Closing Date shall be an Eligible Receivable until such time as each condition under this clause (g) shall

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have been satisfied (and upon such satisfaction, the Purchase and Sale Agreement shall be deemed amended to reflect such updated Schedule V to the Purchase and Sale Agreement).

(h)                                 Additional Mortgages Under Credit Agreement.  The Servicer shall (and shall cause each applicable Originator to) (x) provide written notice promptly, and in any event within 30 days, to the Seller, the Administrator and each Purchaser Agent of each new Mortgage or amendment or modification of an existing Mortgage under any Credit Agreement covering as-extracted collateral and (y) file or record all amendments and/or releases to such new, amended or modified Mortgages necessary to release and remove of record any such security interest, lien or other interest of the related grantee or beneficiary in the Receivables, Contracts and Related Security, in each case in form and substance satisfactory to the Administrator.

4.                                      Ordinary Course of Business.  Seller represents and warrants that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller.

5.                                      Reaffirmation of Representations and Warranties.  On the date of each purchase and/or reinvestment and issuance of a Letter of Credit hereunder, and on the date each Information Package or Interim Report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such purchase reinvestment or Letter of Credit, as applicable and/or the provision of such Information Package or Interim Report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date), and (ii) no event has occurred and is continuing, or would result from any such purchase, reinvestment or issuance, which constitutes a Termination Event or an Unmatured Termination Event.

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EXHIBIT IV
COVENANTS

1.                                      Covenants of the Seller.  At all times from the date hereof until the Final Payout Date:

(a)                                 Financial Reporting.  The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:

(i)                                     Annual Reporting.  Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.

(ii)                                  Reports.  (A) As soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month, (B) if requested by the Administrator or any Purchaser at any time following the occurrence and during the continuance of a Termination Event or Unmatured Termination Event or during a Minimum Liquidity Period, a report substantially in the form of Annex H-1 (each, a “Weekly Report”) no later than the second Business Day of each calendar week as of the most recently completed calendar week, which shall include, among other things, the Liquidity as of the last day of such calendar week, and (C) if requested by the Administrator or any Purchaser at any time following the occurrence and during the continuance of a Termination Event or Unmatured Termination Event or during a Minimum Liquidity Period, a report substantially in the form of Annex H-2 (each, a “Daily Report”) on each Business Day as of the date that is one Business Day prior to such date.

(iii)                               Cash Flow Forecasts.  During each Minimum Liquidity Period, from time to time a report substantially in the form of Annex J (a “Cash Flow Forecast”) promptly (but in any event no later than 10 Business Days) following the request therefore from the Administrator or any Purchaser.

(iv)                              Other Information.  Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.

(b)                                 Notices.  The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)                                     Notice of Termination Events or Unmatured Termination Events.  A statement of the chief financial officer or chief accounting officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.

(ii)                                  Representations and Warranties.  The failure of any representation or warranty to be true and correct (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.

(iii)                               Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect on the Seller.

(iv)                              Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(v)                                 ERISA and Other Claims.  Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its ERISA Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such ERISA Affiliate.

(vi)                              Name Changes.  At least ten days before any change in the Seller’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vii)                           Material Adverse Change.  Promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer, the Transferor or any Originator.

(c)                                  Conduct of Business.  The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(d)                                 Compliance with Laws.  The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(e)                                  Furnishing of Information and Inspection of Receivables.  The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or any Purchaser Agent may reasonably request.  The Seller will, at the Seller’s expense, during regular business hours with prior written notice (i) permit the Administrator and/or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon prior written notice from the Administrator and/or such Purchaser Agent, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to such Receivables; provided, that unless a Termination Event has occurred and is continuing, the Seller shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such audit per year.

(f)                                   Payments on Receivables, Accounts.  The Seller will, and will cause each Originator and the Transferor to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account.  If any such payments or other Collections are received by the Seller, an Originator or the Transferor, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account.  The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement.  The Seller will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account.  If such funds are nevertheless deposited into any Lock-Box Account, the Seller will within two Business Days identify such funds for segregation.  The Seller will not, and will not permit the Servicer, any Originator or the Transferor or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds.  The Seller shall only add, and shall only permit an Originator or the Transferor to add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrator from the applicable Lock-Box Bank.  The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), with the prior written consent of the Administrator.

(g)                                  Sales, Liens, etc.  Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof.

(h)                                 Extension or Amendment of Pool Receivables.  Except as otherwise permitted in Section 4.2 of this Agreement, the Seller will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).  The Seller shall at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Receivable and the related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

(i)                                     Change in Business.  The Seller will not (i) make any change in the character of its business or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, in the case of either clause (i) or (ii) above, without the prior written consent of the Administrator and the Majority Purchaser Agents.  The Seller shall not make any other written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(j)                                    Fundamental Changes.  The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than ACI and thereby cause ACI’s percentage of ownership or control of the Seller to be reduced.  The Seller shall provide the Administrator and each Purchaser with at least 10 days’ prior written notice before making any change in the Seller’s name, location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.  The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k)                                 Change in Payment Instructions to Obligors.  The Seller shall not (and shall not cause the Servicer or any Sub-Servicer to) add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator shall have received (x) prior written notice of such addition, termination or change and (y) a signed and acknowledged Lock-Box Agreement (or amendment thereto) with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

(l)                                     Ownership Interest, Etc.  The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Secured Parties) as the Administrator or any Purchaser may reasonably request.

(m)                             Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not (and will not permit the Originators or the Transferor to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Director” (as defined in the Seller’s LLC Agreement).

(n)                                 Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)                                  Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends.

(iii)                               The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(d) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the Seller would be less than $5,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(o)                                 Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person.

(p)                                 Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, Purchaser Agents and the Administrator under this Agreement and under the Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Notes and (iii) other legal and valid organizational purposes.

(q)                                 Further Assurances; Change in Name or Jurisdiction of Origination, etc.  (i) The Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or more fully evidence the purchases or issuances made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator (on behalf of the Secured Parties) to exercise and enforce the Purchasers’ rights and remedies under this Agreement and any other Transaction Document.  Without limiting the foregoing, the Seller hereby authorizes, and will, upon the request of the Administrator, at the Seller’s own expense, execute (if necessary) and file such financing or continuation statements (including fixture filings and as extracted collateral filings), or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or evidence any of the foregoing.

(i)                                     The Seller authorizes the Administrator to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the other collateral subject to a lien under any Transaction Document without the signature of the Seller.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(ii)                                  The Seller shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

(iii)                               The Seller will not change its name, location, identity or corporate structure unless (x) the Administrator and each Purchaser Agent shall have received at least thirty (30) days’ advance written notice of such change, (y) the Seller, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the lien under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrator may request in connection with such change or relocation), and (z) if requested by the Administrator or any Purchaser, the Seller shall cause to be delivered to the Administrator or any Purchaser Agent, an opinion, in form and substance reasonably satisfactory to the Administrator and such Purchaser Agent as to such UCC perfection and priority matters as such Person may request at such time.

(r)                                    Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than $5,000,000.

(s)                                   Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity will become a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The funds used to repay Seller’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity.  Each Covered Entity shall comply with all Anti-Terrorism Laws.  Seller shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(t)                                    Seller’s Tax Status.  The Seller will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and not be subject to withholding under Section 1446 of the Internal Revenue Code. No action will be taken that would cause the Seller to (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

2.                                      Covenants of the Servicer.  At all times from the date hereof until the Final Payout Date:

(a)                                 Financial Reporting.  The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Purchaser Agent:

(i)                                     Compliance Certificates.  (a) A compliance certificate promptly upon completion of the annual report of the Performance Guarantor and in no event later than 90 days after the close of the Performance Guarantor’s fiscal year, in form and substance substantially similar to Annex D signed by its chief accounting officer or treasurer solely in their capacities as officers of the Servicer stating that no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof, and (b) within 45 days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Annex D.

(ii)                                  Reports.  (A) As soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month, (B) if requested by the Administrator or any Purchaser at any time following the occurrence and during the continuance of a Termination Event or Unmatured Termination Event or during a Minimum Liquidity Period, a Weekly Report no later than the second Business Day of each calendar week as of the most recently completed calendar week, which shall include, among other things, the Liquidity as of the last day of such calendar week, and (C) if requested by the Administrator or any Purchaser at any time following the occurrence and during the continuance of a Termination Event or Unmatured Termination Event or during a Minimum Liquidity Period, a Daily Report on each Business Day as of the date that is one Business Day prior to such date.

(iii)                               Cash Flow Forecasts.  During each Minimum Liquidity Period, a Cash Flow Forecast from time to time promptly (but in any event no later than 5 Business Days) following the request therefore from the Administrator or any Purchaser.

(iv)                              Other Information.  Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.

(v)                                 Annual Reporting.  Promptly upon completion and in no event later than 90 days after the close of each fiscal year of ACI, the annual audited financial statements of ACI and its consolidated Subsidiaries certified by independent certified public accountants of nationally recognized standing (which shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur)), prepared in accordance with GAAP (after giving effect to Fresh Start Reporting, as applicable), including consolidated balance sheets as of the end of such period, consolidated statements of income, related profit and loss and reconciliation of surplus statements, and a statement of changes in financial position.

(b)                                 Notices.  The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)                                     Notice of Termination Events or Unmatured Termination Events.  A statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.

(ii)                                  Representations and Warranties.  The failure of any representation or warranty to be true and correct (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.

(iii)                               Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect on the Servicer.

(iv)                              Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(v)                                 ERISA.  Promptly after the filing or receiving thereof notice of and, upon the request of the Administrator, copies of all reports and notices that ACI or any ERISA Affiliate of ACI files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its ERISA Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any ERISA Affiliate of ACI is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on ACI and/or any such ERISA Affiliate.

(vi)                              Name Changes.  At least ten days before any change in ACI’s, any Originator’s or the Transferor’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vii)                           Material Adverse Change.  A material adverse change in the business, operations, property or financial or other condition of ACI or any Originator or the Transferor or any of their respective Subsidiaries.

(viii)                        Other Debt Default.  A default or any event of default under (x) any Credit Agreement, or (y) any other financing arrangement evidencing $35,000,000 or more of indebtedness pursuant to which ACI, Arch Sales, any Originator, the Transferor or any of their Subsidiaries is a debtor or an obligor.

(ix)                              Permitted Merger.  No later than 10 Business Days after the effective date of any Permitted Merger, a notice setting forth, in reasonable detail, the terms, conditions and Persons involved therein.

(c)                                  Conduct of Business.  The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(d)                                 Compliance with Laws.  The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(e)                                  Furnishing of Information and Inspection of Receivables.  The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or any Purchaser Agent may reasonably request.  The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice, (i) permit the Administrator and/or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets, (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and (C) to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrator or such Purchaser Agent, permit certified public accountants or other auditors acceptable to the Administrator to conduct, a review of its books and records with respect to such Receivables; provided, that unless a Termination Event has occurred and is continuing, that the Servicer shall be required to reimburse the Administrator and the Purchaser Agents for only one (1) such audit per year.

(f)                                   Payments on Receivables, Accounts.  The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account.  The Servicer will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer, the Transferor and the Originators.  If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account.  The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement.  The Servicer will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account.  If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will within two Business Days identify such funds for segregation.  The Servicer will not commingle Collections or other funds to which the Administrator or any other Secured Party is entitled with any other funds.  The Servicer shall only add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement (or an amendment thereto) in form and substance acceptable to the Administrator from any such new Lock-Box Bank.  The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box) with the prior written consent of the Administrator.

(g)                                  Extension or Amendment of Pool Receivables.  Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract). The Servicer shall at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

(h)                                 Change in Business.  The Servicer will not (i) make any material change in the character of its business or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and the Majority Purchaser Agents.  The Servicer shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(i)                                     Records.  The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(j)                                    Change in Payment Instructions to Obligors.  The Servicer shall not (and shall not permit any Sub-Servicer to) add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator shall have received (x) prior written notice of such addition, termination or change and (y) a signed and acknowledged Lock-Box Agreement (or an amendment thereto) with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

(k)                                 Ownership Interest, Etc.  The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Secured Parties) as the Administrator may reasonably request.

(l)                                     Further Assurances; Change in Name or Jurisdiction of Origination, etc.  The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or more fully evidence the purchases or issuances made under this Agreement and/or security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrator (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document.  Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrator, at the Servicer’s own expense, execute (if necessary) and file such financing or continuation statements (including fixture filings and as extracted collateral filings), or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrator may reasonably request, to perfect, protect or evidence any of the foregoing.

(i)                                     The Servicer authorizes the Administrator to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Receivables and the Related Security, the related Contracts and the Collections with respect thereto and the other collateral subject to a lien under any Transaction Document without the signature of the Servicer.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(ii)                                  The Servicer shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

(iii)                               The Servicer will not change its name, location, identity or corporate structure unless (x) the Administrator and each Purchaser Agent shall have received at least ten (10) days’ advance written notice of such change, (y) the Servicer, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the lien under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrator may request in connection with such change or relocation), and (z) if requested by the Administrator or any Purchaser Agent, the Servicer shall cause to be delivered to the Administrator and each Purchaser Agent, an opinion, in form and substance satisfactory to the

Administrator and each such Purchaser Agent as to such UCC perfection and priority matters as such Person may request at such time.

(m)                             Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity will become a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  The funds used to repay Servicer’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity.  Each Covered Entity shall comply with all Anti-Terrorism Laws.  Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(n)                                 Identifying of Records.  The Servicer shall identify its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.

(o)                                 Seller’s Tax Status.   The Servicer shall not take or cause any action to be taken that could result in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

3.                                      Separate Existence.  Each of the Seller and the Servicer hereby acknowledges that the Purchasers, the Purchaser Agents and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from ACI and its Affiliates.  Therefore, from and after the date hereof, each of the Seller and ACI shall take all steps specifically required by this Agreement or reasonably required by the Administrator, any Purchaser Agent or any Purchaser to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of ACI and any other Person, and is not a division of ACI, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and ACI shall take such actions as shall be required in order that:

(a)                                 The Seller will be a limited liability company whose primary activities are restricted in its LLC Agreement to: (i) purchasing or otherwise acquiring from the Transferor, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b)                                 The Seller shall not engage in any business or activity except as set forth in this Agreement nor incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;

(c)                                  (i) Not less than one member of the Seller’s board of directors (the “Independent Director”) shall be a natural person (A) who is not, and has not been at any time during the five (5) years preceding such person’s initial appointment: (1) a direct, indirect or beneficial stockholder, equityholder, officer, director (other than the Independent Director), employee, member, manager, attorney, partner, affiliate, or supplier of Seller, ACI, Arch Sales, any Originator, the Transferor or any of their respective Subsidiaries (the “Arch Group”); provided, that indirect stock ownership of any member of the Arch Group by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Director unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool, (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with any member of the Arch Group; (3) a trustee, conservator or receiver for any member of the Arch Group; (4) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager, customer, supplier or other person; or (5) a member of the immediate family of any such equityholder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) (1) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) is reasonably acceptable to the Administrator and each Purchaser Agent (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by the Administrator and each Purchaser Agent).  Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  (ii) The operating agreement of the Seller shall provide that: (A) the Seller’s board of managers or other governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.

(d)                                 The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, ACI, any Originator, the Transferor or any of their respective Affiliates;

(e)                                  The Seller shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, clause (i) of Exhibit V;

(f)                                   The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(g)                                  Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as ACI (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;

(h)                                 The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any indirect or overhead expenses for items shared with ACI (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that ACI shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(i)                                     The Seller’s operating expenses will not be paid by ACI, the Transferor or any Originator or any Affiliate thereof;

(j)                                    The Seller will have its own separate stationery;

(k)                                 The Seller’s books and records will be maintained separately from those of ACI and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;

(l)                                     All financial statements of ACI or any Affiliate thereof that are consolidated to include the Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the

Transferor and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of ACI or any other Affiliates of ACI or the Originators or the Transferor;

(m)                             The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of ACI or any Affiliates thereof;

(n)                                 The Seller will strictly observe corporate formalities in its dealings with ACI or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of ACI or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which ACI or any Affiliate thereof (other than ACI in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of ACI or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

(o)                                 The Seller will maintain arm’s-length relationships with ACI (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller.  Neither the Seller on the one hand, nor ACI, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and ACI will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

(p)                                 The Seller shall have a separate area from ACI for its business (which may be located at the same address as such entities) and to the extent that any other such entity have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and

(q)                                 To the extent not already covered in paragraphs (a) through (o) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the Sale and Contribution Agreement.

4.                                      Certain Post-Closing Requirements.  As soon as practicable and in any event not later than 120 days following the Closing Date, the Servicer shall (or shall cause the Seller to) deliver to the Administrator favorable opinions, addressed to the Administrator, each Purchaser Agent and each Purchaser, in form and substance reasonably satisfactory to the Administrator, of external counsel for the Seller, Originators, the Servicer and ACI, covering certain corporate and

UCC perfection matters relating to the Originators organized in Kentucky, West Virginia and Virginia as well as certain UCC perfection matters with respect to county-level filings made by each Originator.

EXHIBIT V
TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a)                                 (i) the Seller, ACI, any Originator, the Transferor or the Servicer shall fail to perform or observe any term, covenant or agreement under the Agreement or any other Transaction Document, and, except as otherwise provided herein, such failure, solely to the extent capable of cure, shall continue for 30 days, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement or any other Transaction Document and such failure shall continue unremedied for one Business Day, or (iii) Arch Sales shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator shall have been appointed;

(b)                                 Arch Sales (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Arch Sales (or such Affiliate) then has as Servicer;

(c)                                  any representation or warranty made or deemed made by the Seller, ACI, any Originator, the Transferor or the Servicer (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, ACI, any Originator, the Transferor or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue when made or deemed made or delivered, and shall remain incorrect or untrue for 10 Business Days;

(d)                                 the Seller or the Servicer shall fail to deliver any Information Package or Interim Report pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

(e)                                  the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason:  (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

(f)                                   the Seller, ACI, the Transferor or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, ACI the Transferor or any Originator seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of the property) shall occur, or the Seller, ACI and the Transferor or any Originator shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(g)                                  (i) the (A) Default Ratio shall exceed 3% or (B) the Delinquency Ratio shall exceed 6%, or (ii) the average for three consecutive calendar months of:  (A) the Default Ratio shall exceed 2%, (B) the Delinquency Ratio shall exceed 4% or (C) the Dilution Ratio shall exceed 3%, or (iii) Days’ Sales Outstanding shall exceed 48 days;

(h)                                 a Change in Control shall occur;

(i)                                     at any time (i) the sum of (A) the Aggregate Capital, plus the Adjusted LC Participation Amount, plus (B) the Total Reserves exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time, plus (B) the Purchasers’ Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within two Business Days;

(j)                                    (i) ACI or any of its Subsidiaries shall fail to pay any principal of or premium or interest under (x) any Credit Agreement or (y) on any of its other Debt that is outstanding in a principal amount of at least $35,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement), (ii) any other event shall occur or condition shall exist under any Credit Agreement or any agreement, mortgage, indenture or instrument relating to any such other Debt and shall continue after the applicable grace period, if any, specified in any Credit Agreement or such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of any Credit Agreement or such other Debt, or (iii)  any Credit Agreement or any such other Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease any Credit Agreement or such other Debt shall be required to be made, in each case before the stated maturity thereof;

(k)                                 (i) ACI shall fail to perform any of its obligations under the Performance Guaranty or (ii) any Originator shall fail to perform any of its obligations under the Originator Performance Guaranty;

(l)                                     (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien on any of the assets of Seller, any Originator, the Transferor, ACI or any ERISA Affiliate under Section 303(k) of ERISA and such failure is not cured and any related lien released within 10 days or (ii) either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of (a) the Seller or (b) the Servicer, the Transferor, any Originator, ACI or any ERISA Affiliate (other than the Seller) in an amount in excess of $250,000 and such lien is not released within 10 days;

(m)                             the Seller or ACI shall fail to (x) provide the Administrator and each Purchaser Agent with at least ten days’ prior written notice of any replacement or appointment of any director that is to serve as an Independent Director on the Seller’s board of directors or (y) obtain the prior written consent of the Administrator and each Purchaser Agent for any replacement or appointment of any director that is to serve as an Independent Director on the Seller’s board of directors and, in either case, such failure shall continue for ten days;

(n)                                 any Letter of Credit is drawn upon and, unless as a result of the LC Bank’s failure to provide the notice required by Section 1.14(b), not fully reimbursed pursuant to Section 1.14 (including, if applicable, with the proceeds of any funding by any Purchaser) within two Business Days from the date of such draw;

(o)                                 an order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases staying, reversing, vacating, amending, supplementing or otherwise modifying the Confirmation Order or any member of the Arch Group shall apply for authority to do so, in each case without the prior written consent of the Administrator and the Majority Purchaser Agents;

(p)                                 a member of the Arch Group shall file a pleading seeking or consenting to the matters described in clause (o) above;

(q)                                 the filing by any member of the Arch Group of any motion or proceeding that could reasonably be expected to result in material impairment of the Administrator’s or any Secured Party’s rights under the Transaction Documents; or a final determination by the Bankruptcy Court (or any court of competent jurisdiction) with respect to any motion or proceeding brought by any other party that results in any material impairment of the Administrator’s or any Secured Party’s rights under the Transaction Documents; or

(r)                                    the existence of any Adverse Claim on any Pool Assets.

SCHEDULE I
CREDIT AND COLLECTION POLICY

[Attached]

Schedule I-1

SCHEDULE II
LOCK-BOX BANK, BLOCKED ACCOUNT AND LOCK-BOX ACCOUNT

Lock-Box Bank	Blocked Account	Lock-Box Account

PNC Bank, National Association	1019291244	642545

Schedule II-1

SCHEDULE III
ACTIONS AND PROCEEDINGS

[NONE]

Schedule III

SCHEDULE IV

GROUP COMMITMENTS

Purchaser Group
Name	Capacity	Commitment	Group Commitment
PNC Purchaser Group	Purchaser Group	N/A	$120,000,000
PNC	Related Committed Purchaser	$120,000,000
PNC	LC Participant	$120,000,000
PNC	Purchaser Agent	N/A
PNC	LC Bank	N/A
Regions Purchaser Group	Purchaser Group	N/A	$40,000,000
Regions	Related Committed Purchaser	$40,000,000
Regions	LC Participant	$40,000,000
Regions	Purchaser Agent	N/A

Schedule III

ANNEX A
to Receivables Purchase Agreement

FORM OF INFORMATION PACKAGE

[Attached]

Annex A-1

ANNEX B-1
to Receivables Purchase Agreement

FORM OF PURCHASE NOTICE

                                                , [201     ]

PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, PA 15222

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2016 (as heretofore amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Arch Receivable Company, LLC, (“Seller”), Arch Coal Sales Company, Inc., as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and PNC Bank, National Association (“PNC”, as administrator (in such capacity, the “Administrator”) and as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”).  Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement.  Seller desires to sell an undivided percentage interest in a pool of receivables on                     , [201     ], for a purchase price of $                    (1) (of which $        will be funded by PNC and $          will be funded by Regions).  Subsequent to this Purchase, the Aggregate Capital will be $                    .

Seller hereby represents and warrants as of the date hereof, and as of the date of such purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates (except for representations and warranties that apply solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(1)                                 Such amount, which shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and each Purchaser Agent) and shall be in integral multiples of $100,000 in excess thereof.

Annex B-2-1

(ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

(iii) after giving effect to the purchase proposed hereby, the sum of the Aggregate Capital plus the LC Participation Amount shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv) the Facility Termination Date shall not have occurred.

Annex B-2-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

ARCH RECEIVABLE COMPANY, LLC

By:
Name:
Title:

Annex B-2-3

ANNEX B-2
to Receivables Purchase Agreement

FORM OF ISSUANCE NOTICE

, [201     ]

PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, PA 15222

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2016 (as heretofore amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Arch Receivable Company, LLC, (“Seller”), Arch Coal Sales Company, Inc., as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and PNC Bank, National Association (“PNC”, as administrator (in such capacity, the “Administrator”) and as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”).  Capitalized terms used in this Issuance Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a notice pursuant to Section 1.12(a) of the Receivables Purchase Agreement.  Seller desires that LC Bank issue a Letter of Credit with a face amount of $     .  Subsequent to this issuance, the LC Participation Amount will be $        [and the Aggregate Capital will be $     ].

Seller hereby represents and warrants as of the date hereof, and as of the date of such issuance, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct in all material respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made on such dates (except for representations and warranties that apply solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such issuance;

Annex B-2-1

(iii) after giving effect to the issuance proposed hereby, the sum of the Aggregate Capital plus the LC Participation Amount shall not exceed the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

(iv) the Facility Termination Date shall not have occurred.

Annex B-2-2

IN WITNESS WHEREOF, the undersigned has caused this Issuance Notice to be executed by its duly authorized officer as of the date first above written.

ARCH RECEIVABLE COMPANY, LLC

By:
Name:
Title:

Annex B-2-3

ANNEX C
to Receivables Purchase Agreement

FORM OF PAYDOWN NOTICE

, 200

PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, PA 15222

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Arch Receivable Company, LLC, as Seller, Arch Coal Sales Company, Inc., as Servicer, the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and PNC Bank, National Association (“PNC”), as Administrator and as the LC Bank.  Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement.  The Seller desires to reduce the Aggregate Capital on                         ,      (1) by the application of $                     (of which $         will reduce Capital funded by the PNC Purchaser Group and $          will reduce Capital funded by the Regions Purchaser Group) in cash to pay Aggregate Capital and Aggregate Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Capital, together with all costs related to such reduction of Aggregate Capital.  Subsequent to this paydown, the Aggregate Capital will be $                .

(1)   Notice must be given at least five (5) Business Days’ prior to the requested paydown date, in the case of reductions in excess of $20,000,000, or at least two (2) Business Days’ prior to the requested paydown date, in the case of reductions of $20,000,000 or less.

Annex C-1

IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

ARCH RECEIVABLE COMPANY, LLC

By:
Name:
Title:

Annex C-2

ANNEX D
to Receivables Purchase Agreement

FORM OF COMPLIANCE CERTIFICATE

To:          PNC Bank, National Association, as Administrator

[Each Purchaser Agent]

This Compliance Certificate is furnished pursuant to that certain Third Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2016 by and among Arch Receivable Company, LLC (“Seller”), Arch Coal Sales Company, Inc. (the “Servicer”), the various Conduit Purchasers, Related Committed Purchasers, LC Participants and Purchaser Agents from time to time parties thereto and PNC Bank, National Association (the “Administrator”) and as the LC Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED, SOLELY IN [HIS] [HER] CAPACITY AS             OF SELLER, HEREBY CERTIFIES ON BEHALF OF SELLER THAT:

1.             I am the duly elected                      of Seller.

2.             I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of Seller during the accounting period covered by the attached financial statements.

3.             The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4.             Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

Annex D-1

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this       day of                     , 20   .

ARCH RECEIVABLE COMPANY, LLC

By:
Name:
Title:

Annex D-2

ANNEX E
to Receivables Purchase Agreement

FORM OF LETTER OF CREDIT APPLICATION

[Attached]

Annex E-1

ANNEX F
to Receivables Purchase Agreement

FORM OF ASSUMPTION AGREEMENT

Dated as of [             , 20  ]

THIS ASSUMPTION AGREEMENT (this “AGREEMENT”), dated as of [         ,     ], is among ARCH RECEIVABLE COMPANY, LLC (the “Seller”),  [        ], as purchaser (the “[     ] Conduit Purchaser”), [        ], as the related committed purchaser (the “[      ] Related Committed Purchaser”), [        ], as related lc participant (the “[     ] LC Participant” and together with the Conduit Purchaser and the Related Committed Purchaser, the “[     ] Purchasers”), and [        ], as agent for the [     ] Purchasers (the “[      ] Purchaser Agent” and together with the [     ] Purchasers, the “[       ] Purchaser Group”).

BACKGROUND

The Seller and various others are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of October 5, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement.  The Seller desires [the [     ] Purchasers] [the [      ] Related Committed Purchaser] [the [      ] related LC Participant] to [become  Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [        ] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [      ] Related Committed Purchaser hereto] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [      ] related LC Participant hereto].

Seller hereby represents and warrants to the [        ] Purchasers as of the date hereof, as follows:

(i)  the representations and warranties of the Seller contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such purchase or reinvestment as though made on and as of such date (except for

Annex F-1

representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(ii)  no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

(iii)  the Facility Termination Date has not occurred.

SECTION 2.  Upon execution and delivery of this Agreement by the Seller and each member of the [      ] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.2(e) of the Receivables Purchase Agreement (including the written consent of the Administrator and each Purchaser Agent) and receipt by the Administrator and Seller of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [     ] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement][the [      ] Related Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [      ] Related Committed Purchaser hereto][the [      ] related LC Participant shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [      ] related LC Participant hereto].

SECTION 3.  Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

SECTION 4.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged.  This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(continued on following page)

Annex F-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[ ], as a Conduit Purchaser

By:
Name Printed:
Title:

[Address]

[ ], as a Related Committed Purchaser

By:
Name Printed:
Title:

[Address]
[Commitment]

[ ], as a related LC Participant

By:
Name Printed:
Title:

[Address]

[Commitment]

[ ], as Purchaser Agent for [ ]

By:
Name Printed:
Title:

[Address]

Annex F-3

ARCH RECEIVABLE COMPANY, LLC, as Seller

By:

Name Printed:

Title:

Consented and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:

Name Printed:
Title:

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

PNC BANK, NATIONAL ASSOCIATION, as LC Bank

By:

Name Printed:
Title:

Address:	PNC Bank, National Association
300 Fifth Avenue
11th Floor
Pittsburgh, Pennsylvania 15222

Annex F-4

[THE PURCHASER AGENTS]

By:
Name Printed:
Title:

[Address]

Annex F-5

ANNEX G
to Receivables Purchase Agreement

FORM OF TRANSFER SUPPLEMENT

Dated as of [          , 20  ]

Section 1.

Commitment assigned:      $

Assignor’s remaining Commitment:                $

Capital allocable to Commitment assigned:  $

Assignor’s remaining Capital:           $

Discount (if any) allocable to

Capital assigned: $

Discount(if any) allocable to Assignor’s

remaining Capital:              $

Section 2.

Effective Date of this Transfer Supplement:   [          ]

Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in Section 5.3(c) of the Receivables Purchase Agreement (as defined below), from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a Related Committed Purchaser under, the Third Amended and Restated Receivables Purchase Agreement, dated as of October 5, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among Arch Receivable Company, LLC, as Seller, Arch Coal Sales Company, Inc., as initial Servicer, the various Conduit Purchasers, Related Committed Purchasers, Purchaser Agents and LC Participants from time to time parties thereto and PNC Bank, National Association, as Administrator and as LC Bank.

Annex G-1

ASSIGNOR: [ ], as a Related Committed Purchaser

By:
Name:
Title:

ASSIGNEE: [ ], as a Purchasing Related Committed Purchaser

By:
Name:
Title:

[Address]

Accepted as of date first above written:

[ ], as Purchaser Agent for
the [ ] Purchaser Group

By:
Name:
Title:

Annex G-2

ANNEX H-1
to Receivables Purchase Agreement

FORM OF WEEKLY REPORT

[Attached]

Annex H-1-1

ANNEX H-2
to Receivables Purchase Agreement

FORM OF DAILY REPORT

[Attached]

Annex H-2-1

ANNEX I
to Receivables Purchase Agreement

[Reserved]

Annex I-1

ANNEX J
to Receivables Purchase Agreement

FORM OF CASH FLOW FORECAST

[Attached]

Annex I-1